Exhibit 4.1

INDENTURE
Dated as of May 10, 2016
Among
UNITED STATES STEEL CORPORATION,
THE GUARANTOR NAMED ON THE SIGNATURE PAGES HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent
8.375% SENIOR SECURED NOTES DUE 2021

TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS

Section 1.01	Definitions. 1

Section 1.02	Other Definitions. 27

Section 1.03	Rules of Construction. 27

Section 1.04	Acts of Holders. 28
ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms. 29

Section 2.02	Execution and Authentication. 30

Section 2.03	Registrar and Paying Agent. 31

Section 2.04	Paying Agent to Hold Money in Trust. 31

Section 2.05	Holder Lists. 31

Section 2.06	Transfer and Exchange. 32

Section 2.07	Replacement Notes. 44

Section 2.08	Outstanding Notes. 44

Section 2.09	Treasury Notes. 44

Section 2.10	Temporary Notes. 44

Section 2.11	Cancellation. 45

Section 2.12	Defaulted Interest. 45

Section 2.13	CUSIP and ISIN Numbers. 45

Section 2.14	Global Notes. 46

Section 2.15	Issuance of Additional Notes. 46
ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee. 46

Section 3.02	Selection of Notes to Be Redeemed or Purchased. 47

Section 3.03	Notice of Redemption. 47

Section 3.04	Effect of Notice of Redemption. 48

Section 3.05	Deposit of Redemption or Purchase Price. 48

Section 3.06	Notes Redeemed or Purchased in Part. 49

Section 3.07	Optional Redemption. 49

Section 3.08	Mandatory Redemption. 50

Section 3.09	Offers to Repurchase by Application of Excess Collateral Proceeds or Excess Proceeds. 50
ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes. 53

Section 4.02	Maintenance of Office or Agency. 53

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Section 4.03	Reports. 53

Section 4.04	Compliance Certificate. 54

Section 4.05	Taxes. 55

Section 4.06	Stay, Extension and Usury Laws. 55

Section 4.07	[Reserved.] 55

Section 4.08	[Reserved.] 55

Section 4.09	[Reserved.] 55

Section 4.10	Asset Sales. 55

Section 4.11	Sale/Leaseback Transactions. 60

Section 4.12	Liens. 60

Section 4.13	Corporate Existence. 61

Section 4.14	Offer to Repurchase Upon Change of Control Repurchase Event. 61

Section 4.15	Future Guarantors. 63

Section 4.16	[Reserved.] 64

Section 4.17	Perfection of Security Interests. 64

Section 4.18	Maintenance of Properties and Insurance. 64
ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets. 65

Section 5.02	Successor Corporation Substituted. 67
ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default. 68

Section 6.02	Acceleration. 70

Section 6.03	Other Remedies. 71

Section 6.04	Waiver of Past Defaults. 71

Section 6.05	Control by Majority. 71

Section 6.06	Limitation on Suits. 72

Section 6.07	Rights of Holders of Notes to Receive Payment. 72

Section 6.08	Collection Suit by Trustee. 72

Section 6.09	Restoration of Rights and Remedies. 72

Section 6.10	Rights and Remedies Cumulative. 73

Section 6.11	Delay or Omission Not Waiver. 73

Section 6.12	Trustee May File Proofs of Claim. 73

Section 6.13	Priorities. 74

Section 6.14	Undertaking for Costs. 74
ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee. 75

Section 7.02	Rights of Trustee. 76

Section 7.03	Individual Rights of Trustee. 77

Section 7.04	Trustee’s Disclaimer. 77

Section 7.05	Notice of Defaults. 77

Section 7.06	Compensation and Indemnity. 77

Section 7.07	Replacement of Trustee. 78

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Section 7.08	Successor Trustee by Merger, Etc. 79

Section 7.09	Eligibility; Disqualification. 79

Section 7.10	Collateral Documents; Collateral Cooperation Agreement; Intercreditor Agreements. 80
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance and Covenant Defeasance. 80

Section 8.02	Legal Defeasance and Discharge. 80

Section 8.03	Covenant Defeasance. 81

Section 8.04	Conditions to Legal or Covenant Defeasance. 82

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. 83

Section 8.06	Repayment to the Company. 83

Section 8.07	Reinstatement. 84
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes. 84

Section 9.02	With Consent of Holders of Notes. 86

Section 9.03	Revocation and Effect of Consents. 88

Section 9.04	Notation on or Exchange of Notes. 88

Section 9.05	Trustee and Notes Collateral Agent to Sign Amendments, Etc. 88

Section 9.06	Payment for Consent. 88
ARTICLE 10

GUARANTEES

Section 10.01	Guarantee. 89

Section 10.02	Limitation on Guarantor Liability. 90

Section 10.03	Execution and Delivery. 91

Section 10.04	Subrogation. 91

Section 10.05	Benefits Acknowledged. 91

Section 10.06	Release of Guarantees. 91
ARTICLE 11

COLLATERAL

Section 11.01	Collateral. 92

Section 11.02	Further Assurances. 93

Section 11.03	Impairment of Security Interest. 93

Section 11.04	After-Acquired Property. 93

Section 11.05	Real Estate Mortgages and Filings. 94

Section 11.06	Release of Collateral. 94

Section 11.07	Suits To Protect the Collateral. 95

Section 11.08	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. 96

Section 11.09	Purchaser Protected. 96

Section 11.10	Powers Exercisable by Receiver or Trustee. 96

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Section 11.11	Collateral Account. 96

Section 11.12	Notes Collateral Agent. 97

Section 11.13	Information Regarding Collateral. 104

Section 11.14	Negative Pledge. 104
ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge. 104

Section 12.02	Application of Trust Money. 105
ARTICLE 13

MISCELLANEOUS

Section 13.01	Notices. 106

Section 13.02	Certificate and Opinion as to Conditions Precedent. 107

Section 13.03	Statements Required in Certificate or Opinion. 107

Section 13.04	Rules by Trustee and Agents. 107

Section 13.05	No Personal Liability of Directors, Officers, Employees, and Stockholders. 107

Section 13.06	Governing Law. 108

Section 13.07	Waiver of Jury Trial. 108

Section 13.08	Force Majeure. 108

Section 13.09	No Adverse Interpretation of Other Agreements. 108

Section 13.10	Successors. 108

Section 13.11	Severability. 108

Section 13.12	Counterpart Originals. 108

Section 13.13	Table of Contents, Headings. 109

Section 13.14	Pari Passu Intercreditor Agreement and Collateral Cooperation Agreement Govern. 109

Section 13.15	U.S.A. Patriot Act. 109

Section 13.16	Legal Holidays. 109

EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit E    Form of Pari Passu Intercreditor Agreement

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INDENTURE, dated as of May 10, 2016, among United States Steel Corporation, a Delaware corporation (the “Company”), the Guarantor (as defined herein) listed on the signature pages hereto and U.S. Bank National Association, as Trustee and Notes Collateral Agent.
W I T N E S S E T H
WHEREAS, the Company has duly authorized the creation of an issue of $980,000,000 aggregate principal amount of 8.375% Senior Secured Notes due 2021 (the “Initial Notes”);
WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Company, each of the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1

DEFINITIONS

Section 1.01	Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“ABL Facility” means the Third Amended and Restated Credit Agreement, dated as of July 27, 2015, as amended, among the Company, the subsidiary guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).
“Additional Assets” means:
(1)    any property, plant, equipment or other asset (excluding working capital or current assets) to be used by the Company or a Restricted Subsidiary in a Similar Business;
(2)    the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or
(3)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01 and 4.12, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of Section 4.10, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.
“Agent” means any Registrar or Paying Agent.
“Applicable Authorized Representative” has the meaning given to such term in the Pari Passu Intercreditor Agreement.
“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:
(1)1.0% of the principal amount of such Note, and
(2)    the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on July 1, 2018, (such redemption price being set forth in Section 3.07(b)) plus (ii) all required interest payments due on such Note through July 1, 2018 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Note.
The Applicable Premium shall be calculated by the Company, and the Trustee shall have no duty to verify such calculation.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
(1)a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity); provided, that in the case of a disposition of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral disposed of to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(2)the sale of Cash Equivalents in the ordinary course of business;
(3)a disposition of inventory in the ordinary course of business;
(4)a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;
(5)the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;
(6)an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary (other than a Receivables Entity); provided, that in the case such Capital Stock is Collateral, the Company or such Wholly Owned Subsidiary shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Capital Stock issued to the Company or such Wholly Owned Subsidiary, together with such financing statements or comparable documents as may be required to perfect any security interests in such Capital Stock which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(7)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;
(8)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Permitted Supply Chain Financing” in connection with any Permitted Supply Chain Financing;
(9)    dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $25.0 million;
(10)    the creation of a Permitted Lien and dispositions in connection with Permitted Liens;
(11)    dispositions of accounts receivable and related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12)    the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 4.12;
(13)    the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
(14)    foreclosure on assets; and

(15)    any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
“Asset Swap” means an exchange (or concurrent purchase and sale) of property, plant, equipment or other assets (excluding working capital or current assets) of the Company or any of its Restricted Subsidiaries for Additional Assets of another Person.
“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
“Authorized Representative” has the meaning given to such term in the Pari Passu Intercreditor Agreement.
“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by
(2)    the sum of the amounts of all such payments.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means:
(1)with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;
(2)with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or Board of Directors or (other than for purposes of determining a Change of Control) any duly authorized committee of the Board of Directors, as the case may be; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.
“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalents” means:
(1)U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(2)securities issued or directly and fully Guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;
(3)marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;
(4)certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long‑term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;
(5)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;
(6)commercial paper rated at the time of acquisition thereof at least “A‑2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P‑2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above;
(8)in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (7) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and
(9)deposits with Slovak financial institutions that do not exceed $10.0 million in the aggregate at any one time.
“Cash Management Obligations” means obligations owed by the Company or any Guarantor to any lender or an Affiliate of a lender under the ABL Facility in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfer of funds.
“Change of Control” means:
any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets); or
the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or
the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any direct or indirect parent entity of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or
the adoption by the stockholders of the Company or any direct or indirect parent entity of the Company of a plan or proposal for the liquidation or dissolution of the Company or any such parent entity.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Clearstream” means Clearstream Banking, Société Anonyme.
“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to the Liens created by the Collateral Documents.
“Collateral Account” means one or more segregated accounts pledged under the Collateral Documents that is under the control of the Collateral Agent, subject to the Intercreditor Agreements, and is free from all other Liens (other than Permitted Liens represented by other Pari Passu Lien Obligations or any Junior Lien Obligations), and includes cash and Cash Equivalents received by the Trustee or the Collateral Agent from Asset Dispositions of Collateral, Recovery Events, foreclosures on or sales of Collateral or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents and interest earned thereon.
“Collateral Cooperation Agreement” means the Collateral Cooperation Agreement, to be dated as of the Issue Date, among the Company, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent under the ABL Facility, and the Trustee, as the same may be amended or supplemented from time to time.
“Collateral Documents” means the Mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, hypothecs, collateral agency agreements, collateral assignments, debentures, control agreements, fixture filings and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of itself, the Holders and the Trustee or notice of such pledge, assignment or grant is given.
“Commodity Agreement” means, with respect to any Person, any commodity future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or beneficiary.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of the assets of the Company and its Restricted Subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as shown on the consolidated balance sheet as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.01, or such other address as to which the Trustee may give notice to the Holders and the Company.
“Currency Agreement” means, with respect to any Person, any foreign exchange future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.
“Debt Facility” means one or more debt facilities (including, without limitation, the ABL Facility) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original ABL Facility or any other credit or other agreement or indenture).
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate delivered to the Trustee setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Noncash Consideration.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2)    is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or
(3)    is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with the provisions of Section 4.14 and 4.10.
“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (1) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (2) an issuance to any Subsidiary or (3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.
“ERISA Legend” means the legend set forth in Section 2.06(f)(iii) to be placed on all Notes issued under this Indenture.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Subsidiary” means (i) Grant Assurance Corporation, (ii) any Tubular Subsidiary, (iii) any Foreign Subsidiary, (iv) any Foreign Subsidiary Holding Company, (v) any Immaterial Subsidiary and (vi) any Receivables Entity.
“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Company in good faith; provided that, except as otherwise provided in this Indenture, if the fair market value exceeds $50.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).
“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia, and any Restricted Subsidiary of such Restricted Subsidiary.
“Foreign Subsidiary Holding Company” means any Restricted Subsidiary (other than a Foreign Subsidiary) that holds the equity interests of one or more Foreign Subsidiaries and has no material assets other than such equity interests and other assets incidental to the ownership thereof.
“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations, contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).
“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.
“Grantor” means the Company and the Guarantors.
“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:
(a)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(b)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Guarantor.
“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Holder” means the Person in whose name a Note is registered in the Note Register.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to IAIs subsequent to the initial distribution.
“Immaterial Subsidiary” means any Restricted Subsidiary (other than Grant Assurance Corporation, any Tubular Subsidiary, any Foreign Subsidiary, any Foreign Subsidiary Holding Company or any Receivables Entity) with (1) total assets of less than 5.0% of the Company’s total assets as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available or (2) net sales of less than 5.0% of the Company’s net sales for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date; provided that, irrespective of the foregoing, a Restricted Subsidiary shall not be considered to be an Immaterial Subsidiary if it guarantees or otherwise provides any credit support for any Indebtedness of the Company or any Guarantor.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)    the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
(2)    the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence), other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental, public and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business;

(4)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (b) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
(5)    Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP);
(6)    the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);
(7)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
(8)    the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP);
(9)    to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and
(10)    to the extent not otherwise included in this definition, (a) the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction and (b) the Permitted Supply Chain Financing Amount outstanding relating to a Permitted Supply Chain Financing.
Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness;” provided that such money is held to secure the payment of such interest.
Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).
“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Industrial Revenue Bond Obligation” means an obligation to a state or local government unit that secures the payment of bonds issued by a state or local government unit or any Indebtedness Incurred to refinance, in whole or in part, such an obligation.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any other Grantor; (b) any receivership, liquidation or other similar case or proceeding with respect to the Company or any other Grantor or with respect to a material portion of its assets; (c) any other liquidation, dissolution, or winding up of Company or any other Grantor whether voluntary or involuntary and whether or not involving an Insolvency Proceeding; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or any other Grantor.
“interest” with respect to the Notes means interest with respect thereto.
“Interest Payment Date” means January 1 and July 1 of each year to stated maturity.
“Interest Rate Agreement” means, with respect to any Person, any interest rate future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Intercreditor Agreements” means the Pari Passu Intercreditor Agreement and the Junior Intercreditor Agreement.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)    Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;
(2)    endorsements of negotiable instruments and documents in the ordinary course of business; and
(3)    an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.
“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any other equivalent rating by any Rating Agency.
“Issue Date” means May 10, 2016.
“Issuer Order” means a written request or order signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, and delivered to the Trustee.
“Junior Intercreditor Agreement” means an intercreditor agreement to be entered into among the Company, the Guarantors, the Trustee, the Collateral Agent, on behalf of itself and the Holders, the authorized representative of any Pari Passu Lien Obligations, on behalf of itself and the holders of such Pari Passu Lien Obligations and the authorized representative of any Junior Lien Obligations, on behalf of itself and the holders of such Junior Lien Obligations, which agreement shall be on customary terms and establish that the Liens on any Collateral securing such Junior Lien Obligations shall rank junior to the Liens on such Collateral securing any obligations under this Indenture, the Notes, the Note Guarantees and any other Pari Passu Lien Obligations.
“Junior Lien Obligations” means any Indebtedness of the Company or any Guarantor which is or will be secured by a Lien on the Collateral on a basis that is junior to the Notes and the Note Guarantees pursuant to the Junior Intercreditor Agreement.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or sale/leaseback, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Material After-Acquired Real Property” means any real property acquired by the Company or any Guarantor after the Issue Date with a Fair Market Value as of such date of at least $25.0 million.
“Mortgages” means the mortgages, debentures, hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, debentures, hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Award” means any awards or proceeds in respect of any condemnation, seizure, taking or other eminent domain proceeding relating to any Collateral.
“Net Available Cash” from an Asset Disposition or Recovery Event means cash payments received (including Net Awards and Net Insurance Proceeds and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or Recovery Event or received in any other non-cash form) therefrom, in each case net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Recovery Event;
(2)    all payments made on any Indebtedness that is secured with a higher priority than the Notes and the Note Guarantees by any assets subject to such Asset Disposition or Recovery Event, in accordance with the terms of any Lien upon such assets and that is required (other than pursuant to Section 4.10) to be paid as a result of such transaction, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or Recovery Event;
(3)    all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Recovery Event; and
(4)    the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or Recovery Event and retained by the Company or any Restricted Subsidiary after such Asset Disposition or Recovery Event.
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Net Insurance Proceeds” means any portion of any awards or proceeds in respect of any casualty insurance or title insurance claim relating to the repair, replacement or loss of any Collateral (net of any amounts expended prior to the receipt of such proceeds to repair or replace such Collateral).
“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.
“Non‑Recourse Debt” means Indebtedness of a Person:

(1)    as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);
(2)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)    the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.
“Noteholder Secured Parties” means the Holders, the Trustee, the Notes Collateral Agent and the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under this Indenture, the Notes or the Collateral Documents and the successors and assigns of each of the foregoing.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued.
“Notes Collateral Agent” means U.S. Bank National Association, in its capacity as the notes collateral agent appointed and authorized under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Notes Documents” means the Notes, the Guarantees, this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum dated May 3, 2016 related to the offer and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.
“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Company, or the Note Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).
“Pari Passu Intercreditor Agreement” means an intercreditor agreement to be entered into among the Company, the Guarantors, the Trustee, the Collateral Agent, on behalf of itself and the Holders and the authorized representative of any Pari Passu Lien Obligations, on behalf of itself and the holders of such Pari Passu Lien Obligations, substantially in the form attached as an exhibit to this Indenture.
“Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness that is Pari Passu Indebtedness and that is secured by a Lien on the Collateral that has equal priority as the Liens securing the Notes and the Note Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Pari Passu Intercreditor Agreement and the Collateral Documents in the form provided therein.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure environmental, public or other statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendor’s Liens, Incurred in the ordinary course of business;
(3)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings, provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)    Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(5)    encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;
(7)    leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(8)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(9)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations, Attributable Indebtedness in respect of Sale/Leaseback Transactions or other payments Incurred to finance, assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(a)
the aggregate principal amount of Indebtedness secured by such Liens, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, does not exceed the greater of (i) $125.0 million and (ii) 1.5% of Consolidated Net Tangible Assets at any time outstanding and does not exceed the cost of the assets or property so acquired, constructed, improved or leased; and

(b)
such Liens are created within 180 days of acquisition, construction, improvement or lease of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(10)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)
such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
(11)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(12)    Liens existing on the Issue Date (other than Liens permitted under clause (16));
(13)    Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;
(14)    Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(15)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Guarantor (other than a Receivables Entity);
(16)    Liens securing the Notes and the Note Guarantees issued on the Issue Date and any obligations owing to the Trustee or the Collateral Agent under this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements;
(17)    Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (9), (12), (13), (14), (16) and this clause (17) of this definition; provided: that any such Lien (i) is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder and (ii) has no greater priority relative to Notes and to Note Guarantees and the holders of such Indebtedness secured by such Liens have no greater intercreditor rights relative to the Notes and the Note Guarantees than the original Liens and related Indebtedness and the holders thereof;
(18)    any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;
(19)    Liens in favor of the Company or any Restricted Subsidiary;

(20)    Liens securing Industrial Revenue Bond Obligations; provided that the aggregate principal amount of Indebtedness secured by such Liens which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (20) and then outstanding, does not exceed $100.0 million;
(21)    Liens on assets of Foreign Subsidiaries securing Indebtedness and other obligations of Foreign Subsidiaries; and
(22)    Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed (a) 15.0% of Consolidated Net Tangible Assets minus (b) the aggregate principal amount of Notes outstanding at such time and the aggregate amount of any Refinancing Indebtedness in respect of the Notes that is Secured Indebtedness.
“Permitted Supply Chain Financing” means any supply chain financing or other factoring transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries on a non-recourse basis (except for Standard Factoring Undertakings) pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any Person, or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, any assets related thereto, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with receivables factoring arrangements.
“Permitted Supply Chain Financing Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Permitted Supply Chain Financing on any date of determination that would be characterized as principal if such Permitted Supply Chain Financing were structured as a secured lending transaction rather than as a purchase.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital of any other class of such corporation.
“Premises” means any Specified Real Property and any Material After-Acquired Real Property.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, any assets related thereto, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization involving Receivables.
“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or, if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.
“Rating Category” means (i) with respect to Standard & Poor’s Ratings Group, Inc., any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s Investors Service, Inc., any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor’s Ratings Group, Inc.; 1, 2 and 3 for Moody’s Investors Service, Inc.; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to Standard & Poor’s Ratings Group, Inc., a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“Rating Date” means the date that is 60 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.
“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) if the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the notes are rated below Investment Grade by both Rating Agencies, or (b) if the Notes are rated below Investment Grade by at least one Rating Agency, the ratings of the Notes by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) and the Notes are then rated below Investment Grade by both Rating Agencies.
Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event under this Indenture) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).
“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.
“Receivables Entity” means a Wholly Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
(a)    is Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
(b)    is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or
(c)    subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(2)    with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and
(3)    to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.
“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.
“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds.
“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including additional Indebtedness Incurred to pay premiums (including reasonable tender premiums, as determined in good faith by the Senior Management of the Company), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:
(1)    (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;
(2)    the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
(3)    such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay premiums required by the instruments governing such existing Indebtedness or reasonable tender premiums, as determined in good faith by the Senior

Management of the Company, defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing);
(4)    to the extent the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refunded, refinanced, replaced, exchanged, renewed, repaid or extended;
(5)    if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and
(6)    Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.
“Related Person” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.
“Responsible Officer” means, when used with respect to the Trustee or Notes Collateral Agent, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Restricted Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Senior Management” means the chief executive officer and the chief financial officer of the Company.
“Senior Unsecured Pari Passu Indebtedness” means Pari Passu Indebtedness that is unsecured.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or a reasonable extension thereof.
“Specified Fixtures Real Property” means the principal fee owned real property constituting the Company’s manufacturing facilities referred to as the Midwest Plant, Fairfield Works (excluding the portion thereof attributable to Fairfield pipe facility), Fairless Plant and DESCO.
“Specified Real Property” means the principal fee owned real property constituting the Company’s manufacturing facilities referred to as the Gary Works (excluding the Midwest Plant and East Chicago Tin), Granite City Works, Great Lakes Works, Edgar Thomson Plant, Irvin Plant and Clairton Plant.
“Standard Factoring Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in Permitted Supply Chain Financings.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in Qualified Receivables Transactions.
“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.
“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.
“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to July 1, 2018; provided, however, that if the period from the redemption date to July 1, 2018 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to July 1, 2018 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Tubular Subsidiary” means any Restricted Subsidiary all or substantially all of the business of which consists of the production of tubular steel products.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means U.S. Steel Canada, L.P. and any Subsidiary of U.S. Steel Canada, L.P.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.
“Voting Stock” of any Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.
“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02	Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Acceptable Collateral Commitment”	4.10
“Action”	11.09
“Asset Disposition Offer”	4.10
“Asset Disposition Offer Amount”	4.10
“Asset Disposition Offer Period”	4.10
“Asset Disposition Purchase Date”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Collateral Disposition Offer”	4.10
“Collateral Document Order”	11.09
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Collateral Proceeds”	4.10
“Excess Proceeds”	4.10
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Registrar”	2.03
“Second Collateral Commitment”	4.10
“Second Commitment”	4.10
“Successor Company”	5.01
“Successor Guarantor”	5.01

Section 1.03	Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;
(e)    “will” shall be interpreted to express a command;
(f)    provisions apply to successive events and transactions;

(g)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)    unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;
(i)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
(j)    “including” means “including, without limitation.”
Section 1.04    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)    Without limiting the generality of the foregoing, a Holder, including DTC as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)    The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.
(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)    Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company pursuant to a Collateral Disposition Offer or an Asset Disposition Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.
At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile, PDF or other electronically transmitted signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03	Registrar and Paying Agent.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06	Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) the Company, at its option, notifies the Trustee that the Company elects to cause the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in subsection (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subsection (i) or (ii) above and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B) (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or
(C)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the applicable certification in item (3) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to the Company or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or
(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted

Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if the Registrar receives the following:
(D)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
(E)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(c)(iii)(A), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)        Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(F)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;
(G)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(H)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(I)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;
(J)    if such Restricted Definitive Note is being transferred to the Company or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof;
(K)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof; or
(L)    if such Restricted Definitive Note is being transferred to an institutional “accredited investor” (as defined in Rule 501(1), (2), (3) or (7) under the Securities Act), a certificate substantially in the form of Exhibit B, including the certifications in item (3)(d) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and in the case of clause (G) above, the applicable IAI Global Note.
(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(C)    if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
(D)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)        Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(E)    if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(F)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

(G)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar or Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)        Private Placement Legend.
(A)    (1) Except as permitted by subparagraph (B) below, each 144A Global Note, each IAI Global Note and each Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note or IAI Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR

UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
(2)    Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Regulation S, each Regulation S Global Note and each Definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR

UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(B)        Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)    ERISA Legend. Each Global Note, each Definitive Note issued in exchange for a beneficial interest in a Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-

EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.04).
(iii)    Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection or for the period between the record date and the redemption date or purchase date, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not validly withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.
(viii)    At the option of the Holder, Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Company designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.
(ix)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically.
(x)    Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.
(xi)    Neither the Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07	Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10	Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits accorded to Holders of Notes under this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the cancellation of all cancelled Notes shall be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers.
The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.14	Global Notes.
Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15	Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.12, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of the Company and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(b)    the issue price, the issue date and the CUSIP and ISIN numbers of such Additional Notes; provided that only those Additional Notes that are fungible with all other Notes issued under this Indenture for U.S. federal income tax purposes may be issued with the same CUSIP and ISIN number as the other Notes issued under this Indenture.
In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:
(i)    an Officers’ Certificate and Opinion of Counsel delivered in accordance with Section 13.02; and
(ii)    such other documents as it may reasonably require.
ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.
If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price, provided that the notice and Officers’ Certificate may be delivered to the Trustee more than 60 days prior to a redemption date if the notice is delivered in connection with redemptions pursuant to Article 8 or Article 12.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot in accordance with the procedures of the Depositary or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03	Notice of Redemption.
The Company shall deliver electronically in accordance with the procedures of the Depositary or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes (with a copy to the Trustee) to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07, notices of redemption may not be conditional.
The notice shall identify the Notes to be redeemed and shall state:
(a)    the redemption date;
(b)    the redemption price if then ascertainable, and otherwise the appropriate method for calculation of the redemption price, in which case the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (2) of the definition of “Applicable Premium” is applicable, in which case such Officers’ Certificate should be delivered on the redemption date;
(c)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    whether such redemption is conditioned on the happening of a future event;
(g)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(h)    the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(i)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(j)    if in connection with a redemption pursuant to Section 3.07, any condition to such redemption.
Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event, in which case such Notes become due on the redemption date. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be provided to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04	Effect of Notice of Redemption.
Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the date fixed for redemption at the applicable redemption price, unless such redemption is conditioned on the happening of a future event, in which case such Notes become due on the redemption date. The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice in accordance with this Indenture or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. (New York City time) on the redemption date or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.
(a)    At any time prior to July 1, 2018, the Company may on any one or more occasions redeem the Notes, in whole or in part, upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium, plus accrued and unpaid interest, if any, to the applicable date of redemption.
(b)    On and after July 1, 2018, the Company may on any one or more occasions redeem the Notes, in whole or in part, upon notice as described under Section 3.03, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 1 of each of the years indicated below:

Year	Percentage
2018 2019 2020 and thereafter	106.281% 104.188% 100.000%

(c)    Prior to July 1, 2018, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, upon notice as described under Section 3.03, at a redemption price equal to 108.375% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the applicable date of redemption; provided that (i) at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (ii) such redemption occurs within 90 days after the closing of such Equity Offering.
(d)    Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an equity offering or other corporate transaction. If a redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08	Mandatory Redemption.
The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Offers to Repurchase by Application of Excess Collateral Proceeds or Excess Proceeds.
(a)    In the event that, pursuant to Section 4.10, the Company shall be required to commence a Collateral Disposition Offer or an Asset Disposition Offer, it shall follow the procedures specified below.
(b)    The Collateral Disposition Offer or Asset Disposition Offer, as applicable, will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will apply all Excess Collateral Proceeds and Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Lien Obligations or Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be offered for purchase pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Lien Obligations or Pari Passu Indebtedness) has been so validly tendered, all Notes, Pari Passu Lien Obligations and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
(c)    If the Asset Disposition Purchase Date is on or after an applicable Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Asset Disposition Purchase Date will be paid on the Asset Disposition Date to the Person in whose name a Note is registered at the close of business on such Record Date.
(d)    Upon the commencement of a Collateral Disposition Offer or an Asset Disposition Offer, the Company shall send, by first-class mail or deliver electronically through DTC, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Disposition Offer or Asset Disposition Offer, as applicable. The Collateral Disposition Offer or Asset Disposition Offer shall be made to all Holders and holders of Pari Passu Lien Obligations or Pari Passu Indebtedness, as applicable. The notice, which shall govern the terms of the Collateral Disposition Offer or Asset Disposition Offer, shall state:
(xii)    that the Collateral Disposition Offer or Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Collateral Disposition Offer or Asset Disposition Offer shall remain open;
(xiii)    the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Purchase Date;
(xiv)    that any Note not tendered and accepted for payment shall continue to accrue interest;

(xv)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Collateral Disposition Offer or Asset Disposition Offer shall cease to accrue interest after the Asset Disposition Purchase Date;
(xvi)    that Holders electing to have a Note purchased pursuant to a Collateral Disposition Offer or an Asset Disposition Offer may elect to have Notes purchased in amounts of $2,000 or whole multiples of $1,000 in excess thereof only;
(xvii)    that Holders electing to have a Note purchased pursuant to a Collateral Disposition Offer or an Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Disposition Purchase Date;
(xviii)    that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Disposition Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(xix)    that, if the aggregate principal amount of Notes and Pari Passu Lien Obligations or Pari Passu Indebtedness (as applicable) surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, the Company shall select the Notes and such Pari Passu Lien Obligations or Pari Passu Indebtedness (as applicable) to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Lien Obligations or Pari Passu Indebtedness (as applicable) tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased); and
(xx)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
(e)    On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes, Pari Passu Lien Obligations and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes, Pari Passu Lien Obligations and Pari Passu Indebtedness so tendered, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes so accepted and that such Notes were accepted for payment by the Company in accordance with the terms of this covenant. In addition, the Company will deliver all certificates and instruments required, if any, by the agreements governing the Pari Passu Lien Obligations or Pari Passu Indebtedness.
(f)    The Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each tendering Holder or holder or lender of Pari Passu Lien Obligations or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes, Pari Passu Lien Obligations or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and if less than all of the Notes tendered are purchased pursuant to the Asset Disposition Offer, the Company will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Company, will authenticate and mail (or otherwise deliver in accordance with the applicable procedures of DTC) (or cause to be transferred by book entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Lien Obligations and Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.
(g)    The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Collateral Disposition Offer or an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.
Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.
ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.
The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the

Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.
The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or delivered at the Corporate Trust Office of the Trustee. No such delivery to the Trustee or office or agency pursuant to this section shall constitute effective service of process upon the Company for any purpose.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03	Reports.
(a)    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations):
(1)    all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;
(2)    all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and
(3)    all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified in such form; provided, however, that such reports will not be required to contain a separate financial footnote for Guarantors and Non-Guarantor Subsidiaries contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC (except summary financial information with respect to Non-Guarantor Subsidiaries of the type and scope included in the Offering Memorandum will be required).
In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this paragraph and the preceding paragraph may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes.
(b)    In addition, the Company shall provide Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions the opportunity to submit written questions to management about the Company’s business, financial position, results of operations and prospects to the extent the Company affords such an opportunity to investors in its common stock.
(c)    Delivery to the Trustee of any reports and other information pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such reports and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 4.04	Compliance Certificate.
(i)    The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge).
(j)    When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary of the Company gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Company shall promptly (which shall be no more than five Business Days) upon becoming aware of any Default or Event of Default deliver to the Trustee by registered or certified mail or by electronic transmission an Officers’ Certificate specifying such event, the status and what action the Company is taking or proposing to take in respect thereof.

Section 4.05	Taxes.

The Company shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies upon its properties or assets except such as are contested in good faith and by appropriate negotiations or proceedings.

Section 4.06	Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	[Reserved.]

Section 4.08	[Reserved.]

Section 4.09	[Reserved.]

Section 4.10	Asset Sales.
(a)    Neither the Company nor any Guarantor will cause, make or suffer to exist any Asset Disposition of Collateral unless:
(1)    the Company or such Guarantor, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;
(2)    except in the case of an Asset Swap, at least 75% of the consideration from such Asset Disposition received by the Company or such Guarantor, as the case may be, is in the form of cash or Cash Equivalents;
(3)    to the extent that any consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is of a type or class that constitutes Collateral then substantially simultaneously with its acquisition it shall be pledged under the Collateral Documents, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of; and
(4)    the Net Available Cash from any such Asset Disposition is paid directly by the purchaser thereof to the Collateral Agent to be held in trust in a Collateral Account for application in accordance with this covenant.
All of the Net Available Cash received from a Recovery Event shall be deposited directly into the Collateral Account. Notwithstanding the foregoing provisions, the Company and the Guarantors will not be required to cause any Net Available Cash to be held in a Collateral Account in accordance with the preceding sentence and clause (4) above except to the extent the aggregate Net Available Cash from all Asset Dispositions of Collateral and Recovery Events that (x) are not held in a Collateral Account and

(y) have not been previously applied in accordance with the provisions of the following paragraphs relating to the application of Net Available Cash from Asset Dispositions of Collateral, exceed $5.0 million.
Subject to the terms of the Intercreditor Agreements, an amount equal to 100% of the Net Available Cash from any Asset Disposition of Collateral or Recovery Event shall (including withdrawing from the Collateral Account), within 365 days from the later of (i) the date of such Asset Disposition or Recovery Event and (ii) the date of receipt of such Net Available Cash, at the Company’s or such Guarantor’s election, (A) be used by the Company or a Guarantor to invest in Additional Assets (which may include a restoration or replacement (including, without limitation, repairing, rebuilding and reconstructing) of the affected Collateral in the event of a Recovery Event), which Additional Assets constitute Collateral and that are substantially simultaneously with their acquisition pledged under the Collateral Documents (or, in the case of real property, subject to a Mortgage as and when required by Section 11.05), with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of; provided that the Additional Assets shall not include Capital Stock of Foreign Subsidiaries for purposes of this requirement unless the relevant Asset Disposition consisted of the Capital Stock of a Foreign Subsidiary or (B) be applied toward a Collateral Disposition Offer as Excess Collateral Proceeds; provided that in the case of clause (A), a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or a Guarantor enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Collateral Commitment”) and such Net Available Cash is actually applied in such manner within the later of 365 days from the consummation of the Asset Disposition and 180 days from the date of the Acceptable Collateral Commitment, and in the event any Acceptable Collateral Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Collateral Commitment (a “Second Collateral Commitment”) within 180 days of such cancellation or termination and such Net Available Cash is actually applied in such manner within 180 days from the date of the Second Collateral Commitment, it being understood that if a Second Collateral Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Collateral Proceeds. Notwithstanding the foregoing and subject to the terms of the Intercreditor Agreements, any Net Available Cash from any Asset Disposition of Collateral or Recovery Event (including withdrawing from the Collateral Account) in an aggregate amount not to exceed $750.0 million may be applied by the Company or such Restricted Subsidiary, as the case may be, in accordance with clause (A), (B), (C) or (D) of Section 4.10(b).
Any Net Available Cash from Asset Dispositions of Collateral or Recovery Events that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Collateral Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Collateral Proceeds exceeds $25.0 million, the Company will be required to make an offer (a “Collateral Disposition Offer”) to all Holders and, to the extent required by the terms of any outstanding Pari Passu Lien Obligations, to all holders of such Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Lien Obligations that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the Asset Disposition Purchase Date), in accordance with the procedures set forth in Section 3.09 or the agreements governing the Pari Passu Lien Obligations, as applicable, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company shall commence a Collateral Disposition Offer with respect to Excess Collateral Proceeds by mailing (or otherwise communicating in accordance with the applicable procedures of DTC) the notice required pursuant to Section 3.09, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Lien Obligations validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds, the Company may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to other covenants contained in this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and other Pari Passu Lien Obligations validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer exceeds the amount of Excess Collateral Proceeds, the Trustee shall select the Notes and such Pari Passu Lien Obligations to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Lien Obligations (provided that the selection of such Pari Passu Lien Obligations shall be made pursuant to the terms of such Pari Passu Lien Obligations). Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero. Pending the final application of any such Net Available Cash (other than Net Available Cash required to be held in a Collateral Account), in accordance with clauses (A) or (B) of the third paragraph of this Section 4.10(a), the Company and the Guarantors may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture or the Collateral Documents.
(b)    The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Disposition (other than an Asset Disposition of Collateral, which shall be treated in the manner set forth in paragraph (a) above) unless:
(1)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition; and
(2)    except in the case of an Asset Swap, at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.
Within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition may be applied by the Company or such Restricted Subsidiary, as the case may be, as follows:
(A)    to permanently reduce (and permanently reduce commitments with respect thereto) Obligations under the ABL Facility;
(B)    to permanently reduce obligations under other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Guarantor (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company;
(C)    to invest in Additional Assets; provided that, to the extent such Additional Assets are of the type that would constitute Collateral under the Collateral

Documents, such Additional Assets are concurrently added to the Collateral securing the Notes and the Note Guarantees in the manner and to the extent required in this Indenture or any of the Collateral Documents; or
(D)    any combination of the foregoing;
provided that pending the final application of any such Net Available Cash in accordance with clause (A), (B), (C) or (D) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture; provided, further, that in the case of clause (C), a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Cash is actually applied in such manner within the later of 365 days from the consummation of the Asset Disposition and 180 days from the date of the Acceptable Commitment, and in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination and such Net Available Cash is actually applied in such manner within 180 days from the date of the Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.
Any Net Available Cash from Asset Dispositions under this clause (b) that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (an “Asset Disposition Offer”) to all Holders and, to the extent required by the terms of any outstanding Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the Asset Disposition Purchase Date, in accordance with the procedures set forth in Section 3.09 or the agreements governing the Pari Passu Indebtedness, as applicable, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the applicable procedures of DTC) the notice required pursuant to Section 3.09, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness (provided that the selection of such Pari Passu Indebtedness shall be made pursuant to the terms of such Pari Passu Indebtedness). Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
(c)    The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:
(1)at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value, as determined by the Board of Directors of the Company in good faith, in excess of $50.0 million, the terms of such Asset Swap have been approved by a majority of the disinterested members of the Board of Directors of the Company; and
(3)    in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value, as determined by the Board of Directors of the Company in good faith, in excess of $70.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.
(d)    For the purposes of Section 4.10(a)(2) and Section 4.10(b)(2) and for no other purpose, the following will be deemed to be cash:
(1)any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than (x) for purposes of clause (a)(2) of this covenant, liabilities that are by their terms subordinated to the Notes or the Note Guarantees or are Junior Lien Obligations or Senior Unsecured Pari Passu Indebtedness and (y) for purposes of clause (b)(2) of this covenant, liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing;
(2)any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and
(3)    any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (i) $750.0 million and (ii) 10.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value); provided that the amount of Designated Noncash Consideration received with respect to Asset Dispositions of Collateral, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) with respect to Asset Dispositions of Collateral that is at that time outstanding, shall not exceed the greater of (i) $150.0 million and (ii) 2.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

Section 4.11	Sale/Leaseback Transactions.
The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:
(1)the Company or such Restricted Subsidiary would have been able to Incur a Lien to secure the Attributable Indebtedness related to such Sale/Leaseback Transaction pursuant Section 4.12;
(2)the Company or such Restricted Subsidiary receives consideration in connection with such Sale/Leaseback Transaction at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the property subject to such Sale/Leaseback Transaction; and
(3)    the Company applies the proceeds of such Sale/Leaseback Transaction in accordance with Section 4.10.

Section 4.12	Liens.
(a)    The Company and each Guarantor will not, and the Company will not permit any other Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures any Indebtedness or any obligations related thereto upon any of its property or assets (including Capital Stock of the Company or Subsidiaries) that constitute Collateral, or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Issue Date or acquired after that date.
(b)    In addition, if the Company or any Guarantor, directly or indirectly, shall create, Incur, assume or suffer to exist any Lien securing Pari Passu Lien Obligations or Junior Lien Obligations, the Company or such Guarantor, as the case may be, must concurrently grant a first-priority Lien, subject to Permitted Liens, upon such property or asset as security for the Notes and the Note Guarantees pursuant to the Intercreditor Agreements.

Section 4.13	Corporate Existence.
Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership, limited liability company or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Company or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Restricted Subsidiaries, if the

Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

Section 4.14	Offer to Repurchase Upon Change of Control Repurchase Event.
(a)    If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a record date to receive any interest due on the Change of Control Payment Date. Within 30 days following any Change of Control Repurchase Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise deliver notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:
(1)    that a Change of Control Offer is being made, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the applicable record date to receive interest due on the Change of Control Payment Date
(2)    the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);
(3)    if such notice is delivered prior to the occurrence of a Change of Control Repurchase Event, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control Repurchase Event and setting forth a brief description of the definitive agreement for the Change of Control;
(4)    that any Note not properly tendered will remain outstanding and continue to accrue interest;
(5)    that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(6)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(7)    that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(8)    that if less than all of such Holder’s Notes are tendered for purchase, such Holder shall be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000; and
(9)    such other instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow.
(b)    On the Change of Control Payment Date, the Company shall, to the extent permitted by law,
(10)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(11)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and
(12)    deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.
(c)    The Paying Agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of DTC) (or cause to be transferred by book entry) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
(d)    If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date.
(e)    Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite lenders or holders of Indebtedness incurred or issued under a credit facility, an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control Repurchase Event or (2) the Company will repay all outstanding Indebtedness incurred or issued under a credit facility, an indenture or other agreement that may be violated by a Change of Control Payment or the Company will offer to repay all such Indebtedness, make payment to the lenders or holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant credit facility, indenture or other agreement from the remaining lenders or holders of such Indebtedness.

The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control Repurchase Event provisions of this Indenture if the Company fails to comply with such covenant.
(f)    The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the occurrence of such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(g)    The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.
(h)    Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15	Future Guarantors.
(a)    The Company will cause each Restricted Subsidiary (other than an Excluded Subsidiary) created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior secured first-priority basis and all other obligations under this Indenture.
(b)    Notwithstanding the foregoing, at each time of distribution of annual or quarterly financial information pursuant to clauses (1) or (2) of Section 4.03(a), the Company shall calculate the total assets and net sales of all Immaterial Subsidiaries of the Company. In the event that the total assets or net sales of all Immaterial Subsidiaries would exceed 12.0% of the Company’s consolidated total assets or net sales, in each case determined in accordance with GAAP and as shown on the Company’s consolidated balance sheet as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available and its consolidated statement of operations for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date, the Company shall, within 45 days of the date of distribution of such financial information, cause one or more Immaterial Subsidiaries of the Company to provide Note Guarantees as and to the extent required to cause the total assets and net sales of all Immaterial Subsidiaries of the Company not to exceed 12.0% of the Company’s consolidated total assets or net sales.
(c)    The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
(d)    Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of Mortgages and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date or the date first delivered in the case of Mortgages (but no greater scope)) as may be necessary to vest in the Collateral Agent a perfected first-priority security interest (subject to Permitted Liens) in properties and assets that constitute Collateral as security for such Guarantor’s Note Guarantee and as may be necessary to have such property or asset added to the Collateral as required under the Collateral Documents, the Collateral Cooperation Agreement and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.
(e)    Each Note Guarantee shall be released in accordance with the provisions of Section 10.06.

Section 4.16	[Reserved.]

Section 4.17	Perfection of Security Interests.
(a)    Subject to the provisions of Section 4.17(b) and Section 11.05, the Company and the Guarantors shall complete all filings and other similar actions required in connection with the provision and/or perfection of security interests in the Collateral on the Issue Date.
(b)    The Company and the Guarantors shall complete all filings and other similar actions required in connection with the provision and/or perfection of security interests with respect to fixtures that are located on any of the Specified Fixtures Real Properties within 180 days of the Issue Date.
(c)    With regard to any property upon which a security interest must be perfected, such security interests and Liens shall be created under the Collateral Documents in form satisfactory to the Notes Collateral Agent, and the Company and the Guarantors shall deliver or cause to be delivered to the Notes Collateral Agent all such instruments and documents (including certificates and legal opinions) as required under this Indenture and the Collateral Documents to evidence compliance with this covenant.

Section 4.18	Maintenance of Properties and Insurance.
(a)    The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a material adverse effect on the business of the Company and its Restricted Subsidiaries (taken as a whole); provided, however, that nothing in this Section 4.18(a) shall prevent the Company or its Restricted Subsidiaries from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (1)(i) in the judgment of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company or the Guarantors to satisfy their obligations under the Notes, the Note Guarantees and this Indenture, and, to the extent applicable, or (2) otherwise permitted under Section 4.10.
(b)    The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of, or otherwise customary for, the Company and such Restricted Subsidiaries.
ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.
(k)    The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:
(1)    the resulting, surviving or transferee Person (the “Successor Company”) is a corporation or limited liability company organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia, and if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;
(2)    the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(3)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(4)    each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of the second succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company’s obligations under this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and
(5)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture.
(l)    Subject to certain limitations set forth in this Indenture, the Successor Company will succeed to, and be substituted for, the Company under this Indenture, the Notes, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.
(m)    In addition, the Company will not permit any Guarantor to consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:
(13)    (A)    if such entity remains a Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) is a Person (other than an individual) organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia;
(B)    the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all the obligations of such Guarantor under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and the Successor Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(C)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(D)    the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding-up or disposition and such supplemental indenture (if any) comply with this Indenture; or

(2)    in the event the transaction results in the release of the Subsidiary’s Note Guarantee under clause (1)(A) of Section 10.06, the transaction is made in compliance with Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).
(n)    Subject to certain limitations set forth in this Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture, the Note Guarantee of such Guarantor, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.
(o)    Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to a Guarantor or merge with a Restricted Subsidiary of the Company, so long as the resulting entity remains or becomes a Guarantor.
(p)    For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, as the case may be, which properties and assets, if held by the Company or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company or such Guarantor, as applicable.

Section 5.02	Successor Corporation Substituted.
Upon any consolidation, merger, winding-up, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01, the Company and a Guarantor, as the case may be, will be released from its obligations under this Indenture, the Notes or its Note Guarantee, as the case may be, the Collateral Documents, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture, the Notes, the Collateral Documents, the Collateral Cooperation Agreement, the Intercreditor Agreements and such Note Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes or its obligations under the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements, and a Guarantor will not be released from its obligations under its Note Guarantee or its obligations under the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements.
ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.
(d)    Each of the following is an “Event of Default”:
(1)    default in any payment of interest on any Note when due, continued for 30 days;

(2)    default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3)    failure by the Company or any Guarantor to comply with its obligations under Section 5.01;
(4)    failure by the Company or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under the covenants described under Article 4 (in each case, other than (a) a failure to purchase Notes, which constitutes an Event of Default under Section 6.01(a)(2), (b) a failure to comply with Section 5.01 which constitutes an Event of Default under Section 6.01(a)(3) or (c) a failure to comply with Section 4.03 or Section 9.06, each of which constitutes an Event of Default under Section 6.01(a)(5));
(5)    failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture, the Notes, the Note Guarantees or the Collateral Documents;
(6)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:
(a)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or
(b)    results in the acceleration of such Indebtedness prior to its maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more;
(7)    failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final;
(8)    the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences proceedings to be adjudicated bankrupt or insolvent;
(ii)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii)    consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv)    makes a general assignment for the benefit of its creditors; or
(v)    generally is not paying its debts as they become due;
(9)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in a proceeding in which the Company or any such Restricted Subsidiary that is a Significant Subsidiary or any such group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
(ii)    appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant, or for all or substantially all of the property of the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant; or
(iii)    orders the liquidation of the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(10)    any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, Collateral Document or obligation under the Collateral Cooperation Agreement or any Intercreditor Agreement ceases to be in full force and effect (except as contemplated by the terms of this Indenture, such Collateral Document, the Collateral Cooperation Agreement or such Intercreditor Agreement) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Note Guarantee, any Collateral Document, the Collateral Cooperation Agreement any Intercreditor Agreement; or
(11)    with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture, the Collateral Cooperation Agreement and the Intercreditor Agreements, which failure continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.
However, a default under clauses (4) and (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this Section 6.01(a) after receipt of such notice.
(e)    In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:
(1)    the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and
(2)    (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02	Acceleration.
If any Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.
Notwithstanding the foregoing, in the case of an Event of Default arising under clause (8) or (9) of Section 6.01(a), all outstanding Notes shall be due and payable immediately without further action or notice.
The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03	Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue or may direct the Notes Collateral Agent to pursue, subject to the Pari Passu Intercreditor Agreement, any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except (1) a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer) and (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.
The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent of exercising any trust or power conferred on the Trustee or the Collateral Agent. The Trustee and the Collateral Agent, as the case may be, however, may refuse to follow any direction that conflicts with law, this Indenture, the Notes, any Note Guarantee, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements, or that the Trustee or the Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Agent in personal liability.

Section 6.06	Limitation on Suits.
Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)    Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
(3)    such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)    the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07	Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the contractual right expressly set forth in this Indenture or the Notes of any Holder of a Note to bring suit for the enforcement of any payment on or with respect to such Holder’s Notes shall not be amended without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Notes Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.
No delay or omission of the Trustee, the Notes Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Notes Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Notes Collateral Agent or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Notes Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee and the Notes Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Notes Collateral Agent any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Notes Collateral Agent under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the Notes Collateral Agent under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee and the Notes Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee and the Notes Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.
Subject to the terms of the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements with respect to any proceeds of Collateral, any money or property collected by the Trustee or the Notes Collateral Agent pursuant to this Article 6 and any money or other property distributable in respect of any Grantor’s Obligations under this Indenture after an Event of Default shall be applied in the following order:
FIRST: to pay Obligations then due to the Trustee or the Notes Collateral Agent (including fees and expenses of their agents and counsel) pursuant to this Indenture and the other Notes Documents;
SECOND: to pay Obligations in respect of any reasonable expense reimbursements or indemnities then due to the Holders (or holders of Pari Passu Lien Obligations (if any));

THIRD: to pay interest then due and payable in respect of the Notes;
FOURTH: to pay or prepay principal payments in respect of the Notes; and
FIFTH: to pay all other Obligations with respect to the Notes, the Guarantees and this Indenture;
SIXTH: to the Company or such other persons who shall be entitled thereto;
provided, however, that if sufficient funds are not available to fund all payments required to be made in any of clauses FIRST through FIFTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party’s interest in the aggregate outstanding Obligations described in such clause.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14	Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.
(k)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(l)    Except during the continuance of an Event of Default:
(ii)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(iii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(m)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(n)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(o)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have (a) offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such exercise and (b) otherwise complied with the terms of this Indenture, including, but not limited to, providing proof of holdings satisfactory to the Trustee.
(p)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or any other paper or document, or inquire as to the performance by the Company or any Guarantor of any of their covenants in this Indenture. Notwithstanding the foregoing, the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel, at the Company’s expense, shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents, at the Company’s expense, and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, this Indenture and that a Default or Event of Default has occurred. Delivery of reports to the Trustee pursuant to Section 4.03 shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein.
(g)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(j)    The Trustee may request that the Company and any Guarantor deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
(k)    Any permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any other Notes Document shall not be construed as a duty.

Section 7.03	Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section 7.04	Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements and it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.
If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of DTC to Holders of Notes a notice of the Default within 90 days after it is known to the Trustee, unless such default shall have been cured or waived. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and for so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of the Notes.

Section 7.06	Compensation and Indemnity.
The Company shall pay to the Trustee and the Notes Collateral Agent from time to time such compensation for its acceptance of this Indenture and services provided hereunder as Trustee and Paying Agent, and as Notes Collateral Agent hereunder and under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements as the parties shall agree in writing from time to time. The Trustee’s and the Notes Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee’s and the Notes Collateral Agent’s agents and counsel.
The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and the Notes Collateral Agent for, and hold the Trustee and the Notes Collateral Agent harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements (including the costs and expenses of enforcing this Indenture and the other Notes Documents against the Company or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, any holder of Other Pari Passu Lien Obligations (if any), the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or under the other Notes Documents). The Trustee or the Notes Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Notes Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee and the Notes Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through the Trustee’s or the Notes Collateral Agent’s own willful misconduct or gross negligence, as determined pursuant to a final and non-appealable judgment of a court of competent jurisdiction.
The obligations of the Company and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Notes Collateral Agent, as applicable.
To secure the payment obligations of the Company and the Guarantors in this Section 7.06, the Trustee and the Notes Collateral Agent shall have a Lien prior to the Notes and rights of the Holders (and holders of Other Pari Passu Lien Obligations (if any)) on all money or property held or collected by the Trustee or the Notes Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee or the Notes Collateral Agent incurs expenses or renders services upon and after an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses with priority pursuant to any Bankruptcy Law.

Section 7.07	Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(e)    the Trustee fails to satisfy the eligibility requirements set forth in Section 7.09;
(f)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(g)    a custodian or public officer takes charge of the Trustee or its property; or
(h)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least

10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08	Successor Trustee by Merger, Etc.
If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Notes Collateral Agent.

Section 7.09	Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10	Collateral Documents; Collateral Cooperation Agreement; Intercreditor Agreements.
By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including the Pari Passu Intercreditor Agreement or any Collateral Documents, in each case, executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Collateral Cooperation Agreement, the Intercreditor Agreements or any other Collateral Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
Neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Company’s or Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Collateral Document, the Collateral Cooperation Agreement or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, neither the Trustee nor the Notes Collateral Agent shall have any duty or liability whatsoever to any Noteholder Secured Party as to any of the foregoing.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance and Covenant Defeasance.
The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.
(f)    Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture and the outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Collateral Documents, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(xxi)    the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;
(xxii)    the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(xxiii)    the rights, powers, trusts, duties, security, indemnity and immunities of the Trustee, and the Company’s obligations in connection therewith; and
(xxiv)    this Section 8.02.

(g)    Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.
(h)    Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03	Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 4.18 with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(9) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(10) and 6.01(a)(11) shall not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
(6)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(7)    in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(8)    in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(9)    no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(10)    the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others;
(11)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions reasonably acceptable to the Trustee), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and
(12)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (6) above).

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
(a)    Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this

Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
(b)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)    Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Company.
Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07	Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.
(i)    Notwithstanding the first paragraph of Section 9.02, without the consent of any Holder, the Company, the Guarantors, the Trustee and the Collateral Agent may amend this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements to:
(13)    cure any ambiguity, omission, defect or inconsistency;
(14)    provide for the assumption by a successor entity of the obligations of the Company or any Guarantor under this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements in accordance with Section 5.01;
(15)    provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(16)    to comply with the rules of any applicable Depositary;
(17)    add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;
(18)    add assets as Collateral or grant any Lien in favor of the Collateral Agent to secure the Notes and the Note Guarantees;
(19)    add covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;
(20)    make any change that does not adversely affect the legal rights under this Indenture, the Notes or the Note Guarantees of any Holder;
(21)    comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act;
(22)    evidence and provide for the acceptance of an appointment under this Indenture of a successor trustee or collateral agent; provided that the successor trustee or collateral agent is otherwise qualified and eligible to act as such under the terms of this Indenture;
(23)    confirm and evidence the release, termination or discharge any Lien with respect to or securing the Notes or the Note Guarantees when such release, termination or discharge is provided for in accordance with the terms of this Indenture, the Collateral Documents or the Intercreditor Agreements;
(24)    conform the text of this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Collateral Cooperation Agreement or the

Intercreditor Agreements to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements; or
(25)    make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
(j)    In addition, the Holders will be deemed to have consented for purposes of the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements:
(1)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Lien Obligations that are Incurred in compliance with this Indenture and the Collateral Documents and (B) to establish that the Liens on any Collateral securing such Pari Passu Lien Obligations shall rank equally under the Pari Passu Intercreditor Agreement with the Liens on such Collateral securing the obligations under this Indenture, the Notes and the Note Guarantees, all on the terms provided for in the Pari Passu Intercreditor Agreement as in effect immediately prior to such amendment; and
(2)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Junior Lien Obligations that are incurred in compliance with this Indenture and the Collateral Documents and (B) to establish that the Liens on any Collateral securing such Junior Lien Obligations shall rank junior to the Liens on such Collateral securing any obligations under this Indenture, the Notes and the Note Guarantees, all on the terms provided for in the Junior Intercreditor Agreement as in effect immediately prior to such amendment.
Any such additional party and the Trustee and the Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Pari Passu Lien Obligations or Junior Lien Obligations, as the case may be, were issued or borrowed in compliance with this Indenture, the Collateral Documents and the Intercreditor Agreements, and no Opinion of Counsel shall be required in connection therewith.

(k)    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and 13.02, the Trustee and/or the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture or security documents or intercreditor agreement unless such amended or supplemental indenture affects their own rights, duties and liabilities or immunities under this Indenture or otherwise, in which case the Trustee and/or the Notes Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or security documents or intercreditor agreement.

Section 9.02	With Consent of Holders of Notes.
(a)    Except as provided below in Section 9.01 and this Section 9.02, the Company, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Collateral Documents, the Collateral Cooperation Agreement, the Intercreditor Agreements and any Note Guarantee with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, any Note Guarantee, the Collateral Documents, the Collateral Cooperation Agreement, the Intercreditor Agreements or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
(b)    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and 13.02, the Trustee and/or the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture or security documents or intercreditor agreement unless such amended or supplemental indenture affects their own rights, duties and liabilities or immunities under this Indenture or otherwise, in which case the Trustee and/or the Notes Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or security documents or intercreditor agreement.
(c)    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
(e)    Without the consent of each affected Holder of Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;
(4)    waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);
(5)    reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described in Section 3.07, Section 4.14 and Section 4.10 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Asset Disposition” and “Change of Control”);

(6)	make any Note payable in a currency other than that stated in the Note;
(7)    amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(8)    make any change in the amendment or waiver provisions which require each Holder’s consent; or

(9)	modify the Note Guarantees in any manner adverse to the Holders.
(f)    In addition, without the consent of the Holders of at least 66 2/3% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release a material portion of the Collateral other than in accordance with this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements; or (2) modify the Collateral Cooperation Agreement or the Intercreditor Agreements in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.

Section 9.03	Revocation and Effect of Consents.
(h)    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(i)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04	Notation on or Exchange of Notes.
(d)    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(e)    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05	Trustee and Notes Collateral Agent to Sign Amendments, Etc.
The Trustee and Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the Trustee and Notes Collateral Agent determines that the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and Notes Collateral Agent. In executing any amendment, supplement or waiver to any Notes Document, the Trustee and Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.02, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section 9.06	Payment for Consent.
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

ARTICLE 10

GUARANTEES

Section 10.01	Guarantee.
(g)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior secured basis, to each Holder of a Note and to the Trustee, the Notes Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Notes Collateral Agent hereunder or under any other Notes Document shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(h)    The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the other Notes Documents or the obligations of the Company hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture and the other Notes Documents.
(i)    Each Guarantor also agrees to pay any and all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
(j)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(k)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(l)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(m)    In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(n)    The Note Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, if any.
(o)    Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

(f)    To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(g)    Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(h)    If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.
(i)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(j)    If required by Section 4.15, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04	Subrogation.
Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05	Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06	Release of Guarantees.
Each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged upon:
(1)(A)    any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition does not constitute an Asset Disposition or is made in compliance with the provisions of this Indenture, including Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and Section 5.01(a); provided that all Guarantees and other obligations of such Guarantor in respect of all other Indebtedness of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction;

(B)    upon request of the Company and certification in an Officers’ Certificate provided to the Trustee that the applicable Guarantor has become an Immaterial Subsidiary, so long as such Guarantor would not otherwise be required to provide a Note Guarantee pursuant to this Indenture; provided that, if immediately after giving effect to such release, the total assets or net sales of all Restricted Subsidiaries in existence on such date that are Immaterial Subsidiaries would exceed 5.0% of the Company’s total assets or net sales (assuming for such purposes that all such Restricted Subsidiaries had been in existence on the relevant balance sheet date and during the relevant statement of operations period), in each case determined in accordance with GAAP and as shown on the Company’s consolidated balance sheet as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available and its consolidated statement of operations for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date, no so such release shall occur; or
(C)    the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with Article 12; and
(2)such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.
ARTICLE 11

COLLATERAL

Section 11.01	Collateral.
(j)    The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees and performance of all other obligations under this Indenture and the Notes and the Note Guarantees and the Collateral Documents, shall be secured by first-priority Liens and security interests, subject to Permitted Liens, as provided in the Collateral Documents which the Company and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.
(k)    The Company and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreements, and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.
(l)    Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements in accordance therewith.
(m)    The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and actions that may be taken thereunder.

Section 11.02	Further Assurances.
To the extent required under this Indenture or any of the Collateral Documents, the Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Collateral Documents in the Collateral.

Section 11.03	Impairment of Security Interest.
Neither the Company nor any of the Guarantors will (i) take or omit to take any action which would adversely affect or impair the Liens in favor of the Collateral Agent and the Holders of Notes with respect to any material portion of the Collateral, (ii) grant any Person, or permit any Person to retain (other than the Collateral Agent), any Liens on the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements. The Company and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

Section 11.04	After-Acquired Property.
Upon the acquisition by any of the Company or the Guarantors after the Issue Date of any assets (other than Excluded Assets), including, but not limited to, any real property that qualifies as Material After-Acquired Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, the Company or such Guarantor shall execute and deliver (i) with regard to Material After-Acquired Real Property, the items set forth in Section 11.05 within 45 days of the date of acquisition of the applicable asset and (ii) with regard to any other after-acquired property to the extent required by this Indenture and/or the Collateral Documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the Collateral Agent a perfected security interest, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 11.05	Real Estate Mortgages and Filings.
(c)    With respect to any fee interest in any Premises owned by the Company or a Guarantor on the Issue Date or any fee interest in any Premises acquired by the Company or a Guarantor after the Issue Date that forms a part of the Collateral, within 180 days of the Issue Date or 45 days of the date of acquisition, as applicable:
(1)    the Company or such Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, fully executed counterparts of Mortgages, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Company or such Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages (and payment of any taxes or fees in connection therewith), together with any fixture filings, as may be necessary to create a valid, perfected Lien, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements, subject to Permitted Liens, against the properties purported to be covered thereby; and
(2)    the Company or such Guarantor shall deliver to the Collateral Agent opinions of counsel qualified in the jurisdiction in which the subject Mortgage is granted as to, among other customary opinions, the enforceability of the subject Mortgage, and opinions of counsel qualified in the jurisdiction of organization of the owner of the applicable Premises covering the due authorization, execution and delivery of the applicable Mortgage, along with such other documents, instruments, certificates, affidavits and agreements to perfect the Collateral Agent’s security interest, with the Lien priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, and as the Collateral Agent and its counsel may otherwise reasonably request.
(d)    Neither the Company nor any Guarantor is required to (i) obtain title insurance in favor of the Collateral Agent in respect of any property subject to a Mortgage or (ii) complete a survey of any property subject to a Mortgage.

Section 11.06	Release of Collateral.
(c)    The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:
(1)    in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on the Notes;
(2)    in whole, upon satisfaction and discharge of this Indenture as set forth in Article 12;
(3)    in whole, upon a Legal Defeasance or Covenant Defeasance as set forth in Article 8;
(4)    in part, as to any property constituting Collateral (A) that is sold, transferred or otherwise disposed of by the Company or any of the Guarantors (other than to the Company or another Guarantor) in a transaction that does not constitute an Asset Disposition or is made in compliance with the provisions of this Indenture, including

Section 4.10, and the Collateral Documents (to the extent of the interest sold or disposed of); or (B) otherwise in accordance with, and as expressly provided for under, this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements;
(5)    in whole as to all Collateral that is owned by a Guarantor that is released from its Note Guarantee in accordance with Section 10.6; and
(6)    in whole or in part, with the consent of Holders of at least 66⅔% in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);
provided, that, in the case of any release in whole pursuant to clauses (1) through (3) above, all amounts owing to the Trustee and the Collateral Agent under this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements have been paid or otherwise provided for to the reasonable satisfaction of the Trustee and Collateral Agent.
(d)    To the extent required by this Indenture, the Company or the Guarantors, as the case may be, will furnish to the Trustee and Collateral Agent, prior to each proposed release of such Collateral pursuant to the Collateral Documents and this Indenture an Officers’ Certificate as required by this Indenture; provided, however, in no event shall this Indenture require an Officers’ Certificate for the release of a Lien on Collateral that is sold in the ordinary course of business to the extent such sale does not constitute an Asset Disposition or is made in compliance with the provisions of this Indenture.
(e)    Upon compliance by the Company or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company or the Guarantors, as the case may be, the released Collateral and, if necessary, the Collateral Agent shall, at the Company’s expense, cause to be filed such documents or instruments (that are prepared by the Company and provided to the Collateral Agent) as shall be necessary to provide for the release by the Collateral Agent of the released Collateral.

Section 11.07	Suits To Protect the Collateral.
Subject to the provisions of Article 7, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it determines in order to:
(i)    enforce any of the terms of the Collateral Documents; and
(j)    collect and receive any and all amounts payable in respect of the Obligations hereunder.
Subject to the provisions of the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.07 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 11.08	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.09	Purchaser Protected.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.10	Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.11	Collateral Account.
(c)    Prior to the Issue Date, the Trustee shall have established the Collateral Account, which shall at all times hereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Trustee. The Collateral Account shall be a trust account and shall be established and maintained by the Trustee at one of its corporate trust offices (which may include the New York corporate trust office) and all Collateral shall be credited thereto. All cash and Cash Equivalents received by the Trustee from Asset Dispositions of Collateral, Recovery Events, foreclosures on or sales of Collateral or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account to the extent required by this Indenture, the Collateral Documents or the Intercreditor Agreements, and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Indenture (including, without limitation, Section 4.10, Section 6.13 and Section 11.08). In connection with any and all deposits to be made into the Collateral Account under this Indenture, the Trustee shall receive an Officers’ Certificate directing the Trustee to make such deposit.
(d)    Pending the distribution of funds in the Collateral Account in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. So long as no Event of Default shall have occurred and be continuing, the Company may direct the Trustee to sell, liquidate or cause the redemption of any such investments and to transmit the proceeds to the Company or its designee, in each case, to the extent permitted under Section 4.10 hereof, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Account shall be credited to the Collateral Account. The Trustee shall have no liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 11.11(b).

Section 11.12	Notes Collateral Agent.
(a)    By their acceptance of the Notes, the Holders hereby designate and appoint the Trustee to serve as Notes Collateral Agent and as their agent under this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements, and consents and agrees to the terms of the Collateral Cooperation Agreement, the Intercreditor Agreements and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Trustee hereby agrees to serve as Notes Collateral Agent under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and acknowledges that the Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 11.12. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent.
(b)    The Notes Collateral Agent may perform any of its duties or exercise any rights under this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties and rights, and, in the absence of gross negligence or willful misconduct on its part, shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)    None of the Notes Collateral Agent or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Collateral Document, the Collateral Cooperation Agreement or the Intercreditor Agreements or the transactions contemplated thereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Grantor, or any Officer or Related Persons thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to monitor, ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(d)    In the absence of gross negligence or willful misconduct on its part, the Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements unless it shall first receive such advice or direction of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines, or if there are any other Passu Lien Obligations then outstanding, the Applicable Authorized Representative and, if it so requests, it shall first be indemnified to its satisfaction by the Holders (or holders of other Pari Passu Lien Obligations (if any)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements in accordance with a written request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, or if there are any other Passu Lien Obligations then outstanding, the Applicable Authorized Representative and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders and holders of other Pari Passu Lien Obligations (if any).

(e)    The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be directed by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.12 and the terms of the Intercreditor Agreements).
(f)    The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent of its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor notes collateral agent. If no successor notes collateral agent is appointed by the Company prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the Notes Collateral Agent’s notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor notes collateral agent. If no successor notes collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the Notes Collateral Agent’s notice of resignation), the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor notes collateral agent hereunder, such successor notes collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor notes collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring hereunder, the provisions of this Section 11.12 (and Section 7.06) shall continue to inure to the benefit of the retiring Notes Collateral Agent and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.
(g)    The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable to any Grantor or any Noteholder Secured Party for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be responsible for any act or failure to act hereunder, except to the extent such act is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.
(h)    By their acceptance of the Notes hereunder, the Notes Collateral Agent is authorized and directed by the Holders to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Collateral Cooperation Agreement, (iii) enter into the Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements, (v) perform and observe its obligations under the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements and (vi) release any Collateral in accordance with the terms hereof.

(i)    The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Notes Collateral Agent to, unless specifically directed to do so by the Holders of a majority in aggregate principal amount of the Notes, take or cause to be taken any action to enforce its rights under this Indenture or the other Notes Documents or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(j)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent, such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements.
(k)    The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.
(l)    No provision of this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements or any Collateral Document shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or, if there are other Pari Passu Lien Obligations then outstanding, the Applicable Authorized Representative unless the Notes Collateral Agent shall have received indemnity satisfactory to the Notes Collateral Agent against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security or indemnity from the Holders (and the holders of other Pari Passu Lien Obligations (if any)) in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders (or holders of other Pari Passu Lien Obligations (if any)) to be sufficient.
(m)    The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and, in the absence of any gross negligence or willful misconduct on its part, protection from liability in respect of any action taken, omitted or suffered by it in good faith and in reliance upon the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent under the Notes Documents shall not be construed to impose duties to act.
(n)    In no event shall the Notes Collateral Agent be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(o)    The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Collateral Cooperation Agreement, the Intercreditor Agreements and any Collateral Documents as to any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; or the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and any Collateral Document. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents except as directed by Holders of a majority in aggregate principal amount of the Notes or, if other Pari Passu Lien Obligations are then outstanding, the Applicable Authorized Representative; provided that in no event shall the Notes Collateral Agent be required to take any action which it determines is not permitted pursuant to the Notes Documents or applicable law.
(p)    The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agent and the Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, for any environmental condition or contamination pursuant to any environmental law or otherwise as a result of this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Collateral Cooperation Agreement, the Intercreditor Agreements and the Collateral Documents, the Notes Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral, including without limitation the properties constituting real property that constitute Collateral, and that any such actions taken by the Notes Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.
(q)    Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by two Officers (a “Collateral Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and if satisfactory in form and substance to the Notes Collateral Agent, execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 11.12(q), and (ii) instruct the Notes Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents.
(r)    After the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreements, the Trustee, subject to Articles 6 and 7, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements.
(s)    The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements and to the extent not prohibited under the terms of any such agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture, the Collateral Cooperation Agreement and the Intercreditor Agreements.
(t)    In each case that Notes Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes or, if otherwise specified under the Pari Passu Intercreditor Agreement, the Applicable Authorized Representative. In the absence of gross negligence or willful misconduct on its part, the Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes or, if otherwise specified under the Pari Passu Intercreditor Agreement, the Applicable Authorized Representative. Subject to the terms of the Pari Passu Intercreditor Agreement, if the Notes Collateral

Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(u)    Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Notes Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent be responsible for, and the Notes Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
(v)    Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, or in connection with any Collateral Document, the Collateral Cooperation Agreement or the Intercreditor Agreements, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.03. In the absence of gross negligence or willful misconduct on its part, the Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(w)    Notwithstanding anything to the contrary contained herein but subject to the terms of the Intercreditor Agreements, the Notes Collateral Agent shall act pursuant to the instructions of the Noteholder Secured Parties as provided in this Indenture solely with respect to the Collateral Documents and the Collateral.
(x)    The Trustee and Notes Collateral Agent shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.
(y)    The Trustee and Notes Collateral Agent shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, but the Trustee or Notes Collateral Agent may determine, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee and Notes Collateral Agent may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.
(z)    In no event shall the Notes Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement that the Notes Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to provide indemnity to any contractual counterparty.

Section 11.13	Information Regarding Collateral.
(a)    The Company will furnish to the Collateral Agent, with respect to the Company or any Guarantor, promptly (and in any event within 30 days of such change) written notice of any change in such Person’s (1) legal name, (2) jurisdiction of organization or formation or (3) identity or corporate structure. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code and any other applicable laws that are required by this Indenture and/or the Collateral Documents in order for the Collateral to be made subject to the Lien of the Collateral Agent under this Indenture and/or the Collateral Documents in the manner and to the extent required by this Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Collateral Documents. The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.
(b)    Each year, within 120 days after the end of the preceding fiscal year, the Company shall deliver to each of the Trustee and the Collateral Agent a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Collateral Documents or confirming that there has been no change in such information since the date of the prior annual certification.

Section 11.14	Negative Pledge.
The Company and each Guarantor will not, and the Company will not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Liens. The Company, however, subject to compliance with Sections 2.01 and 4.12, has the ability under this Indenture to issue an unlimited aggregate principal amount of Additional Notes, all of which may be secured by the Collateral.
ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge.
This Indenture and the Collateral Documents shall be discharged and shall cease to be of further effect as to all Notes and security granted for the Notes and the Note Guarantees, when either:
(26)    all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(27)    (A)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;
(B)    no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(C)    the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under this Indenture; and
(D)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions reasonably acceptable to the Trustee) each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02	Application of Trust Money.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13

MISCELLANEOUS

Section 13.01	Notices.
Any notice or communication by the Company, any Guarantor, the Trustee or the Notes Collateral Agent to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax, e-mail or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:

United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800
Attention:    Associate General Counsel – Corporate
    Assistant Treasurer – Finance & Risk Management
Fax No.:     (412) 433-2964
    (412) 433-4765

If to the Trustee or the Notes Collateral Agent:

U.S. Bank National Association
225 West Station Square Drive, Suite 620
Pittsburgh, PA 15219
Attn: Corporate Trust Services
Fax No.: (412) 552-2323
e-mail: robert.pavlovic@usbank.com

The Company, any Guarantor, the Trustee or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed or e-mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, the Company shall mail a copy to the Trustee, the Notes Collateral Agent and each Agent at the same time.
Notices given to Holders of Global Notes will be deemed given in accordance with the applicable procedures of DTC.

Section 13.02	Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or any of the Guarantors to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Collateral Document, the Collateral Cooperation Agreement or the Intercreditor Agreements, the Notes Collateral Agent:
(a)    An Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03	Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(e)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(f)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(g)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and
(h)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.04	Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05	No Personal Liability of Directors, Officers, Employees, and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees, this Indenture, the Collateral Documents, the Collateral Cooperation Agreement or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06	Governing Law.
THIS INDENTURE, THE NOTES, AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.07	Waiver of Jury Trial.
THE COMPANY, EACH OF THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.08	Force Majeure.
In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 13.09	No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10	Successors.
All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 13.11	Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12	Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13	Table of Contents, Headings.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14	Pari Passu Intercreditor Agreement and Collateral Cooperation Agreement Govern.
Reference is made to the Pari Passu Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Pari Passu Intercreditor Agreement and (b) authorizes and instructs the Notes Collateral Agent to enter into the Pari Passu Intercreditor Agreement as Notes Collateral Agent and on behalf of such Holder as and when required in accordance with the terms of this Indenture.
Reference is made to the Collateral Cooperation Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Cooperation Agreement and (b) authorizes and instructs the Notes Collateral Agent to enter into the Collateral Cooperation Agreement as Notes Collateral Agent and on behalf of such Holder as and when required in accordance with the terms of this Indenture.

Section 13.15	U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.16	Legal Holidays.
If any Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.
[Signatures on following page]

Very truly yours,

UNITED STATES STEEL CORPORATION
By: /s/ Colleen M. Darragh
Name: Colleen M. Darragh
Title: Vice President & Controller
USS PORTFOLIO DELAWARE, INC.
By: /s/ Deborah L. Pierce
Name: Deborah L. Pierce
Title: President and Comptroller

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent
By: /s/ Robert P. Pavlovic
Name: Robert P. Pavlovic
Title: Vice President

EXHIBIT A

[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the ERISA Legend]

CUSIP [ ]
ISIN [ ]
[RULE 144A][REGULATION S][IAI] [GLOBAL] NOTE
representing up to
$[______________]
8.375% Senior Secured Notes due 2021
No. ___     [$______________]
United States Steel Corporation
promises to pay to CEDE & CO. or registered assigns, the principal sum [of _______________________ United States Dollars] [or such different amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] on July 1, 2021.
Interest Payment Dates: January 1 and July 1
Record Dates: June 15 and December 15

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated: [                     ]
UNITED STATES STEEL CORPORATION
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
Dated: [                     ]
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

8.375% Senior Secured Notes due 2021
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. United States Steel Corporation, a Delaware corporation, promises to pay interest on the principal amount of this Note at 8.375% per annum from May 10, 2016 (or the most recent Interest Payment Date) until maturity. The Company will pay interest semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be January 1, 2017. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior written notice to the Holders. The Company or any of the Company’s Subsidiaries may act as paying agent or registrar.
4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of May 10, 2016 (the “Indenture”), among the Company, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 8.375% Senior Secured Notes due 2021. The Company may issue Additional Notes pursuant to Sections 2.01 and 2.15 of the Indenture, so long as the incurrence thereof is permitted by Section 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    OPTIONAL REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be subject to a Change of Control Offer, a Collateral Disposition Offer or an Asset Disposition Offer, as further described in the Indenture.
6.    MANDATORY REDEMPTION. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not validly withdrawn) for repurchase in connection with a Change of Control Offer, a Collateral Disposition Offer, an Asset Disposition Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
8.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
9.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
10.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
11.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
12.    GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
13.    SECURITY. The Notes and the Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents, the Collateral Cooperation Agreement and the Intercreditor Agreements, and to perform its obligations thereunder in accordance therewith.

14.    COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.
15.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
16.    PARI PASSU INTERCREDITOR AGREEMENT; COLLATERAL COOPERATION AGREEMENT. Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Pari Passu Intercreditor Agreement and the Collateral Cooperation Agreement. In the event of any conflict between the terms of the Pari Passu Intercreditor Agreement, the Collateral Cooperation and this Note, the terms of the Pari Passu Intercreditor Agreement and the Collateral Cooperation Agreement shall govern and control.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
c/o United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800
Attention: Associate General Counsel – Corporate
Fax No.: (412) 433-2964

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[ ] Section 4.10    [ ] Section 4.14
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800
Attention: Associate General Counsel – Corporate
Fax No.: (412) 433-2964

U.S. Bank National Association
225 West Station Square Drive, Suite 620
Pittsburgh, PA 15219
Attention: Corporate Trust Services
Fax No.: (412) 552-2323
e-mail: robert.pavlovic@usbank.com
Re:    8.375% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of May 10, 2016 (the “Indenture”), among United States Steel Corporation, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such

Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [ ] such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)    [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)    [ ] such Transfer is being made to an institutional “accredited investor” (as defined in Rule 501(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter in the form of Annex B hereto.
4.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP 120113 AA3), or
(ii)    [ ] Regulation S Global Note (CUSIP U09013 AA8), or
(iii)    [ ] IAI Global Note (CUSIP [ ]), or
(b)    [ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP US120113AA32), or
(ii)    [ ] Regulation S Global Note (CUSIP USU09013AA80), or
(iii)    [ ] IAI Global Note (CUSIP [ ]), or
(iv)    [ ] Unrestricted Global Note (CUSIP [ ]); or
(b)    [ ] a Restricted Definitive Note; or
(c)    [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Annex A-1

ANNEX B TO CERTIFICATE OF TRANSFER
FORM OF TRANSFEREE LETTER OF REPRESENTATION
United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800
Attention: Associate General Counsel – Corporate
Fax No.: (412) 433-2964

U.S. Bank National Association
225 West Station Square Drive, Suite 620
Pittsburgh, PA 15219
Attention: Corporate Trust Services
Fax No.: (412) 552-2323
e-mail: robert.pavlovic@usbank.com
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[_______] principal amount of the 8.375% Senior Secured Notes due 2021 (the “Notes”) of United States Steel Corporation (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name: ________________________
Address: ______________________
Taxpayer ID Number: ____________
The undersigned represents and warrants to you that:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Private Placement Legend (as such term is defined in the indenture under which the Notes were issued) on the

C-2

Notes and any applicable securities laws of any state of the United States of America. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to another such institutional “accredited investor” above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.
TRANSFEREE:     ,
by:

C-3

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800
Attention: Associate General Counsel – Corporate
Fax No.: (412) 433-2964

U.S. Bank National Association
225 West Station Square Drive, Suite 620
Pittsburgh, PA 15219
Attention: Corporate Trust Services
Fax No.: (412) 552-2323
e-mail: robert.pavlovic@usbank.com
Re:    8.375% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of May 10, 2016 (the “Indenture”), among United States Steel Corporation, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] IAI Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: _______________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of United States Steel Corporation, a Delaware corporation, as Company (under the Indenture referred to below), and U.S. Bank National Association, as trustee (under the Indenture referred to below) (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 10, 2016, providing for the issuance of an unlimited aggregate principal amount of 8.375% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY], as Guaranteeing Subsidiary
By:
    Name:
    Title:
UNITED STATES STEEL CORPORATION, as Company
By:
    Name:
    Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
    Name:
    Title:

EXHIBIT E

Form of Pari Passu Intercreditor Agreement
See attached.

EXHIBIT E

[FORM OF]
PARI PASSU INTERCREDITOR AGREEMENT
dated as of [ ],
among
UNITED STATES STEEL CORPORATION,

the other GRANTORS party hereto,
U.S. BANK NATIONAL ASSOCIATION,
in its capacity as the Collateral Agent and
the Authorized Representative for the Indenture Secured Parties,
[ ],
as the Initial Additional Authorized Representative,
and
each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto

PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among UNITED STATES STEEL CORPORATION, a Delaware corporation (the “Company”), the other GRANTORS (as defined below) party hereto, U.S. Bank National Association, as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Indenture Secured Parties in its capacity as trustee under the Indenture (as defined below) (in such capacity, the “Trustee”), [ ], as the Authorized Representative for the Initial Additional Secured Parties (in such capacity, the “Initial Additional Authorized Representative”) and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto, as the Authorized Representative for any Secured Parties of any other Class.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Trustee, for itself and on behalf of its Related Secured Parties, the Initial Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and each Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Indenture referred to below. As used in this Agreement, the following terms have the meanings specified below:
“Additional Authorized Representative” has the meaning assigned to such term in Article VI.
“Additional Authorized Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I, appropriately completed.
“Additional First Lien Documents” means the indentures, loan agreements, note purchase agreements or other agreements under which Additional First Lien Obligations of any Class are issued or incurred and all other notes, instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Class or providing any guarantee, Lien or other right in respect thereof.
“Additional First Lien Obligations” means all obligations of the Company and the other Grantors that shall have been designated as such pursuant to Article VI.
“Additional Secured Parties” means the holders of any Additional First Lien Obligations.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Applicable Authorized Representative” means [       ] until an Applicable Authorized Representative Change Event. Upon the occurrence of an Applicable Authorized Representative Change Event, (i) in the event that a Larger Holder Event has occurred, the

Authorized Representative of the largest Class of First Lien Obligations outstanding following such Larger Holder Event shall become the Applicable Authorized Representative and (ii) in the event that a Non-Controlling Authorized Representative Enforcement Date has occurred, the Major Non-Controlling Authorized Representative shall become the Applicable Authorized Representative.
“Applicable Authorized Representative Change Event” means, the occurrence of a Larger Holder Event or a Non-Controlling Authorized Representative Enforcement Date.
“Authorized Representatives” means the Trustee, the Initial Additional Authorized Representative and each Additional Authorized Representative.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.06.
“Bankruptcy Code” means Title 11 of the United States Code as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in the city or cities in which the principal corporate trust offices of the Collateral Agent and the Trustee are located are authorized or required by law to remain closed.
“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Noteholder Claims, the Initial Additional First Lien Obligations or the Additional First Lien Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the Trustee, the Initial Additional Authorized Representative or the Additional Authorized Representative with respect to the Additional First Lien Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Indenture Secured Parties, the Initial Additional Secured Parties or the Additional Secured Parties, and (d) any First Lien Credit Documents, refers to whether such First Lien Credit Documents are the Noteholder Documents, the Initial Additional First Lien Documents or the Additional First Lien Documents with respect to Additional First Lien Obligations of any Series.
“Collateral” means all assets of the Grantors now or hereafter subject to a Lien created pursuant to any First Lien Security Document to secure any First Lien Obligations.
“Collateral Agent” has the meaning assigned to such term in the preamble hereto.
“Company” has the meaning assigned to such term in the preamble hereto.
“Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties of the same Class as the Authorized Representative that is the Applicable Authorized Representative with respect to such Shared Collateral at such time.
“Default” means a “Default” (or a similar event, however denominated) as defined in any First Lien Credit Document.

“DIP Financing” has the meaning assigned to such term in Section 2.06.
“DIP Financing Liens” has the meaning assigned to such term in Section 2.06.
“DIP Lenders” has the meaning assigned to such term in Section 2.06.
“Discharge” means, with respect to any Shared Collateral and First Lien Obligations of any Class, the date on which First Lien Obligations of such Class are no longer secured by Liens on such Shared Collateral. The term “Discharged” shall have a corresponding meaning.
“Event of Default” means an “Event of Default” (or a similar event, however denominated) as defined in any First Lien Credit Document.
“First Lien Credit Documents” means, collectively, (a) the Noteholder Documents, (b) the Initial Additional First Lien Documents and (c) the Additional First Lien Documents.
“First Lien Obligations” means (a) all the Noteholder Claims, (b) all the Initial Additional First Lien Obligations and (c) all the Additional First Lien Obligations.
“First Lien Security Documents” means the Collateral Documents (as defined in the Indenture) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing First Lien Obligations of any Class.
“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II, appropriately completed.
“Grantors” means, at any time, the Company and each of its respective Subsidiaries that, at such time, has granted a security interest in any of its assets pursuant to any Security Document to secure any First Lien Obligations of any Class. The Persons that are Grantors on the date hereof are set forth on Schedule I.
“Impairment” has the meaning assigned to such term in Section 2.02.
“Indenture” means the Indenture dated as of May 10, 2016 between the Company, the Trustee and the Guarantors party thereto.
“Indenture Secured Parties” means the Persons holding Noteholder Claims, including the Collateral Agent and the Trustee.
“Initial Additional Authorized Representative” has the meaning assigned to such term in the preamble hereto.
“Initial Additional First Lien Documents” means that certain [ ] dated as of [ ], among the Company, [the guarantors identified therein] and [ ], and all other instruments, agreements and other documents evidencing or governing Initial Additional First Lien Obligations or providing any guarantee, Lien or other right in respect thereof.

“Initial Additional First Lien Obligations” has the meaning assigned to the term [ ] in the Initial Additional First Lien Documents.
“Initial Additional Secured Parties” means the holders of any Initial Additional First Lien Obligations.
“Insolvency or Liquidation Proceeding” means:
(a) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” has the meaning assigned to such term in Section 2.02.
“Intervening Lien” has the meaning assigned to such term in Section 2.02.
“Larger Holder Event” means the point in time at which the Class of First Lien Obligations that was the largest Class of First Lien Obligations outstanding immediately prior to such point in time ceases to be the largest class of First Lien Obligations then outstanding; it being understood that, for purposes of this definition, the size of each Class of First Lien Obligations shall be determined as of any point in time by reference to the aggregate principal face amount of such First Lien Obligations or the aggregate accreted amount of such First Lien Obligations to the extent such First Lien Obligations were issued or incurred at a discount, in each case, less any amounts of cash collateral held by the Authorized Representative of such Class on account of a distribution made pursuant to the proviso contained in Section 2.01(b)(3).
“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the same Class as the Class of the First Lien Obligations (other than the First Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral the aggregate amount of which exceeds the aggregate amount of First Lien Obligations of any other Class (other than the First Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral (determined based on the aggregate principal amount of First Lien Obligations then outstanding, taking into account the accretion of original issue discount with respect to any First Lien Obligations issued at a discount).

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative in respect of any Shared Collateral, the date that is 90 days (at the conclusion of which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative with respect to such Shared Collateral) after the occurrence of both (a) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative with respect to such Shared Collateral and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the First Lien Obligations of the Class with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Additional First Lien Documents of such Class; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) with respect to any Shared Collateral (A) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral (or the Applicable Authorized Representative shall have instructed the Collateral Agent to do the same) or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
“Non-Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties that are not Controlling Secured Parties at such time with respect to such Shared Collateral.
“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Collateral Agent and the Trustee thereunder.
“Noteholder Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.
“Noteholder Collateral Agreement” shall mean the Collateral Agreement dated as of May 10, 2016, between the Company, the other Grantors and the Collateral Agent entered into in connection with the Indenture.
“Noteholder Collateral Documents” shall mean the Noteholder Collateral Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.
“Noteholder Documents” shall mean (a) the Indenture, the Notes and the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.
“Notes” shall mean any securities issued under the Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction.
“Proceeds” has the meaning assigned to such term in Section 2.01(b).
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Related Secured Parties” means, with respect to the Authorized Representative of any Class, the Secured Parties of such Class.
“Secured Parties” means (a) the Indenture Secured Parties, (b) the Initial Additional Secured Parties and (c) the Additional Secured Parties.
“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Authorized Representative.
“Shared Collateral” means, at any time, Collateral on which the Collateral Agent shall have at such time a valid and perfected Lien for the benefit of Secured Parties of any two or more Classes. If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations or Secured Parties of any Class only if the Collateral Agent has at such time a valid and perfected Lien on such Collateral securing First Lien Obligations of such Class for the benefit of the Secured Parties of such Class.
“Trustee” has the meaning assigned to such term in the preamble hereto.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03. Concerning the Collateral Agent and the Authorized Representatives. (a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Collateral Agent and the Trustee, whether on behalf of itself or, in the case of the Trustee, on behalf of any other Indenture Secured Party, is made in reliance on the authority granted to the Collateral Agent and the Trustee pursuant to the authorization thereof under the Indenture. It is understood and agreed that the Collateral Agent and the Trustee shall not be responsible for or have any duty to monitor, ascertain or inquire into whether any other Indenture Secured Party is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Trustee for any failure of any other Indenture Secured Party to comply with the terms hereof or for any other Indenture Secured Party taking any action contrary to the terms hereof.
(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Authorized Representative of any Class not referred to in paragraph (a) above, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Authorized Representative pursuant to the authorization thereof under the First Lien Credit Documents of such Class. It is understood and agreed that any such Authorized Representative shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against such Authorized Representative for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.
ARTICLE II

Priorities and Agreements with Respect to Shared Collateral
SECTION 2.01. Equal Priority. (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing First Lien Obligations of any Class, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any First Lien Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that valid and perfected Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority with valid and perfected Liens on such Shared Collateral securing First Lien Obligations of any other Class.
(b) Each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding any provision of any First Lien Credit Document to the contrary (but subject to Section 2.02), if (i) an Event of Default shall have occurred and is continuing and such Authorized Representative or any of its Related Secured Parties is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding or (iii) such Authorized Representative or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Authorized Representative or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Authorized Representative or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:
(1) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of the Security Documents and the Indenture, including all costs and expenses incurred by the Collateral Agent in connection with such sale, collection or other liquidation, or such other enforcement of rights or exercise of remedies (including all court costs and the fees and expenses of their agents and legal counsel), the repayment of all advances made by the Collateral Agent, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or thereunder, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent under any First Lien Credit Document in its capacity as such;
(2) SECOND, to the payment of all amounts owing to Authorized Representatives (in their capacity as such);
(3) THIRD, to the payment in full of the First Lien Obligations of each Class secured by a valid and perfected Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed ratably in accordance with the amounts of the outstanding First Lien Obligations of each such Class on the date of such application); provided that amounts applied under this clause THIRD during any period when the First Lien Obligations of any such Class shall not be due and payable in full shall be allocated to the First Lien Obligations of such Class as if such First Lien Obligations were at the time due and payable in full, and any amounts allocated to the payment of the First Lien Obligations of such Class that are not yet due and payable shall be transferred to, and held by, the Authorized Representative of such Class solely as collateral for the First Lien Obligations of such Class (and shall not constitute Shared Collateral for purposes hereof) until the date on which the First Lien Obligations of such Class shall have become due and payable in full (at which time such amounts shall be applied to the payment thereof); and
(4) FOURTH, after payment in full of all the First Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(c) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the First Lien Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.
SECTION 2.02. Impairments. It is the intention of the parties hereto that the Secured Parties of each Class (and not the Secured Parties of any other Class) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than to any First Lien Obligations of any other Class), (ii) any First Lien Obligations of such Class do not have a valid and perfected Lien on any of the Collateral securing any First Lien Obligations of any other Class and/or (iii) any Person (other than any Authorized Representative or any Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class, but junior to the Lien on such Shared Collateral securing any First Lien Obligations of any other Class (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”), or (b) the existence of any Collateral securing First Lien Obligations of any other Class that does not constitute Shared Collateral with respect to First Lien Obligations of such Class (any condition referred to in clause (a) or (b) with respect to First Lien Obligations of such Class being referred to as an “Impairment” of such Class). In the event an Impairment exists with respect to First Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class, and the rights of the Secured Parties of such Class (including the right to receive distributions in respect of First Lien Obligations of such Class pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event First Lien Obligations of any Class shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class. In addition, in the event the First Lien Obligations of any Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to the First Lien Obligations of such Class or the First Lien Documents of such Class shall refer to such obligations or such documents as so modified.
SECTION 2.03. Actions with Respect to Shared Collateral; Prohibition on Certain Contests. (a) Notwithstanding anything to the contrary in the First Lien Credit Documents (other than this Agreement), (i) only the Collateral Agent shall, and shall have the right to, exercise, or refrain from exercising, any rights, remedies and powers with respect to the Shared Collateral, including any action to enforce its security interest in or realize upon any Shared Collateral and any right, remedy or power with respect to any Shared Collateral under any intercreditor agreement (other than this Agreement), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not be required to, and shall not, follow any instructions or directions with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party, other than the Applicable Authorized Representative), it being understood and agreed that, notwithstanding any such instruction or direction by the Applicable Authorized Representative, the Collateral Agent shall not be required to take any action that, in its opinion, could expose the Collateral Agent to liability or be contrary to any First Lien Security Document or applicable law, and (iii) no Non-Controlling Authorized Representative or any other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, take any other action to enforce its security interest in or realize upon, or exercise any other right, remedy or power with respect to (including any right, remedy or power under any intercreditor agreement other than this Agreement) any Shared Collateral, whether under any First Lien Credit Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to Shared Collateral. Notwithstanding the equal priority of the Liens established under Section 2.01(a), the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if the Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party, or any other exercise by the Collateral Agent (acting on the instructions of the Applicable Authorized Representative), the Applicable Authorized Representative or any Controlling Secured Party of any rights, remedies or powers with respect to the Shared Collateral, or seek to cause the Collateral Agent to do so. Nothing in this paragraph shall be construed to limit the rights and priorities of the Collateral Agent, any Authorized Representative or any other Secured Party with respect to any Collateral not constituting Shared Collateral.
(b) The Collateral Agent and each of the Authorized Representatives agrees that it will not accept any Lien on any asset of any Grantor securing First Lien Obligations of any Class for the benefit of any Secured Party of such Class other than pursuant to the First Lien Security Documents, other than (i) any funds deposited for the discharge or defeasance of First Lien Obligations of any Class and (ii) any rights of set-off created under the First Lien Credit Documents of any Class.
(c) Each of the Authorized Representatives agrees, for itself and on behalf of its Related Secured Parties, that neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of the Collateral Agent or any other Authorized Representative or any of its Related Secured Parties in all or any part of the Collateral, (ii) the validity, enforceability or effectiveness of any First Lien Obligation of any Class or any First Lien Security Document of any Class or (iii) the validity, enforceability or effectiveness of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.
SECTION 2.04. No Interference; Payment Over. (a) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that (i) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right

to) take or cause to be taken any action the purpose of which is, or could reasonably be expected to be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (ii) except as provided in Section 2.03, neither such Authorized Representative nor its Related Secured Parties shall have any right (A) to direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) to consent to the exercise by the Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iii) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or such other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, and (iv) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.
(b) Each Authorized Representative, on behalf of itself and its Related Secured Parties, agrees that if such Authorized Representative or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)) at any time prior to the Discharge of First Lien Obligations of each other Class, (i) such Authorized Representative or its Related Secured Party, as the case may be, shall promptly inform each Authorized Representative thereof, (ii) such Authorized Representative or its Related Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Secured Parties of any Class entitled thereto pursuant to Section 2.01(b) and (iii) such Authorized Representative or its Related Secured Party shall promptly transfer such Shared Collateral or Proceeds to the Collateral Agent, for distribution in accordance with Section 2.01(b).
SECTION 2.05. Automatic Release of Liens; Amendments to First Lien Security Documents. (a) Notwithstanding anything to the contrary in the First Lien Credit Documents or First Lien Security Documents (but subject to the provisions of Section 11.03 of the Indenture in the case of the release of a material portion of the “Collateral” (as defined in the Indenture) from the Liens of the Security Documents), if at any time the Collateral Agent forecloses upon or otherwise exercises rights, remedies and powers against any Shared Collateral resulting in a disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens on such Shared Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties of all Classes, will automatically be released and discharged; provided that any Proceeds realized therefrom shall be applied pursuant to Section 2.01(b).
(b) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that (i) the Collateral Agent may enter into any amendment or other modification to any First Lien Security Document so long as the Collateral Agent receives a certificate of the Company stating that such amendment or other modification is permitted by the terms of the First Lien Credit Documents of each Class and (ii) the Collateral Agent may enter into any amendment or other modification to any First Lien Security Document solely as such First Lien Security Document relates to First Lien Obligations of a particular Class so long as (A) such amendment or modification is in accordance with the First Lien Credit Documents of such Class and (B) such amendment or modification does not adversely affect the interests of the Secured Parties of any other Class.
(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such consents, confirmations, authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment or modification to any First Lien Security Document provided for in this Section.
SECTION 2.06. Certain Agreements with Respect to Bankruptcy and Insolvency Proceedings. (a) The Authorized Representative of each Class, for itself and on behalf of its Related Secured Parties, agrees that, if any Company or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, neither such Authorized Representative nor its Related Secured Parties will raise any objection to any such financing or to the Liens on the Shared Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, in each case unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Controlling Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of such Class retain the benefit of their Liens on all such Shared Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the Bankruptcy Case, with such Liens having the same priority with respect to Liens of the Secured Parties of any other Class (other than any Liens of the Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of such Class are granted Liens on any additional collateral provided to the Secured Parties of any other Class as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the Secured Parties of any other Class (other than any Liens of the Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (C) if any amount of such DIP Financing or cash collateral is applied to repay any First Lien Obligations, such amount is applied in accordance with Section 2.01(b), and (D) if the Secured Parties of any Class are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with Section 2.01(b); provided that the Secured Parties of each Class shall have a right to object to the grant, as security for the DIP Financing, of a Lien on any Collateral subject to Liens in favor of the Secured Parties of such Class or its Authorized Representative that shall not constitute Shared Collateral; and provided further that any Secured Party receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other Secured Party receiving adequate protection comparable to any such adequate protection granted to such Secured Party.
SECTION 2.07. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law), then the terms and conditions of Article II shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been paid in full in cash.
SECTION 2.08. Insurance and Condemnation Awards. As between the Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the exclusive right, subject to the rights of the Grantors under the First Lien Security Documents, to settle and adjust claims in respect of Shared Collateral under policies of insurance covering or constituting Shared Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Collateral; provided that any Proceeds arising therefrom shall be subject to Section 2.01(b).
SECTION 2.09. Refinancings. The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of, any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof; provided that nothing in this Section shall affect any limitation on any such Refinancing that is set forth in the First Lien Credit Documents of any such other Class; and provided further that, if any obligations of the Grantors in respect of such Refinancing Indebtedness shall be secured by Liens on any Shared Collateral, then such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and the Authorized Representative of the holders of any such Refinancing Indebtedness shall have executed an Additional Authorized Representative Joinder Agreement.
SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case subject to the terms and conditions of this Section. Pending delivery to the Collateral Agent, each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section.
(b) The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.
ARTICLE III

Determinations with Respect to Obligations and Liens
Whenever, in connection with the exercise of its rights or the performance of its obligations hereunder, the Collateral Agent or the Authorized Representative of any Class shall be required to determine the existence or amount of any First Lien Obligations of any Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Authorized Representative of such Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding such request, the Authorized Representative of the applicable Class shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon an Officers’ Certificate. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action or not taken pursuant thereto.
ARTICLE IV

Concerning the Collateral Agent
SECTION 4.01. Appointment and Authority. (a) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby irrevocably appoints U.S. Bank National Association to act as the Collateral Agent hereunder and under each of the First Lien Security Documents, and authorizes the Collateral Agent to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby grants to the Collateral Agent any required powers of attorney to execute any First Lien Security Document governed by the laws of such jurisdiction on such Secured Party’s behalf. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Shared Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the First Lien Security Documents.
(b) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights, remedies or powers to which the Non-Controlling Secured Parties would otherwise be entitled to as a result of their holding First Lien Obligations. Without limiting the foregoing, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, waives any claim they may now or hereafter have against the Collateral Agent or the Authorized Representative or any Secured Party of any other Class arising out of (i) any actions that the Collateral Agent or any such Authorized Representative or Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale or other disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its respective Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction without the consent of each Authorized Representative representing Secured Parties for whom such Collateral constitutes Shared Collateral.
(c) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that, upon any other obligations being designated hereunder as Additional First Lien Obligations or any other Person becoming an Additional Authorized Representative or any other Persons becoming Additional Secured Parties, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and Secured Parties and such Additional Authorized Representative and Additional Secured Parties.
SECTION 4.02. Rights as a Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights, protections and powers in its capacity as a Secured Party of any Class as any other Secured Party of such Class under any First Lien Credit Documents and may exercise the same as though it were not the Collateral Agent and the term “Secured Party”, “Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional Secured Party” or “Additional Secured Parties”, as applicable, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. The Person serving as the Collateral Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any of its respective Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 4.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:
(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;
(iii) shall not, except as expressly set forth in this Agreement and in the First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its respective Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;
(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Applicable Authorized Representative or (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on an Officers’ Certificate stating that such action is permitted by the terms of this Agreement;
(v) shall be deemed not to have knowledge of any Default or Event of Default under any First Lien Credit Documents of any Class unless and until notice describing such Default or Event Default is given to the Collateral Agent by the Authorized Representative of such Class or the Company in accordance with the applicable First Lien Credit Document; and
(vi) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any First Lien Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any First Lien Security Document or any other agreement, instrument or document, or the validity, attachment, creation, perfection, priority or enforceability of any Lien purported to be created by the First Lien Security Documents, (E) the value or the sufficiency of any Collateral for First Lien Obligations of any Class or (F) the satisfaction of any condition set forth in any First

Lien Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person. The Collateral Agent may consult with legal counsel (who may be counsel for the Company, any other Grantor or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their respective activities as the Collateral Agent.
SECTION 4.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the First Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify each Authorized Representative and the Company that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the First Lien Security Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Secured Parties under any First Lien Security Document, the retiring Collateral Agent shall continue to hold such Collateral solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided above. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the First Lien Security Documents (if not already discharged therefrom as provided above). Notwithstanding the resignation of the Collateral Agent hereunder and under the First Lien Security Documents, the provisions of this Article and the equivalent provision of any Additional First Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Secured Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.
SECTION 4.07. Collateral Matters. Each of the Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:
(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Sections 2.03 and 2.05 or upon receipt of an Officers’ Certificate stating that such release is permitted by the terms of the First Lien Credit Documents; and
(b) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of an Officers’ Certificate and Opinion of Counsel stating that such release is permitted by the terms of the First Lien Credit Documents.
ARTICLE V

No Liability
SECTION 5.01. Information. The Collateral Agent or the Authorized Representative or Secured Parties of any Class shall have no duty to disclose to any Secured Party of any other Class any information relating to the Company or any of its respective Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or the Authorized Representative or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Authorized Representative or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.
SECTION 5.02. No Warranties or Liability. (a) Each Authorized Representative, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that neither the Collateral Agent nor the Authorized Representative or any Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Authorized Representative and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them.

(b) No Authorized Representative or Secured Parties of any Class shall have any express or implied duty to the Authorized Representative or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a Default or an Event of Default under any First Lien Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.
ARTICLE VI

Additional First Lien Obligations
The Company may, at any time and from time to time, subject to any limitations contained in the First Lien Credit Documents in effect at such time, designate additional Indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Company or any other Grantor that would, if such Liens were granted, constitute Shared Collateral as “Additional First Lien Obligations” by delivering to the Collateral Agent and each Authorized Representative party hereto at such time an Officers’ Certificate:
(a) describing the Indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such Indebtedness as of the date of such certificate;
(b) setting forth the Additional First Lien Documents under which such Additional First Lien Obligations are issued or incurred or the guarantees of such Additional First Lien Obligations are, or are to be, created, and attaching copies of such Additional First Lien Documents as each Grantor has executed and delivered to the Person that serves as the administrative agent, trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Authorized Representative”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by an Officers’ Certificate;
(c) identifying the Person that serves as the Additional Authorized Representative;
(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of any First Lien Credit Documents in effect at such time;
(e) certifying that the Additional First Lien Documents authorize the Additional Authorized Representative to become a party hereto by executing and delivering an Additional Authorized Representative Joinder Agreement and provide that upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and
(f) attaching a fully completed Authorized Representative Joinder Agreement executed and delivered by the Additional Authorized Representative.

Upon the delivery of such certificate, the related attachments as provided above, and an opinion of counsel with respect to the satisfaction of all conditions precedent to the incurrence of the Additional First Lien Obligations, the obligations designated in such notice as “Additional First Lien Obligations” shall become Additional First Lien Obligations for all purposes of this Agreement.
ARTICLE VII

Miscellaneous
SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:
(a) if to any Grantor, to it (or, in the case of any Grantor other than the Company, to it in care of the Company) at United States Steel Corporation, 600 Grant Street, Pittsburgh, PA 15219-2800, Attn: Associate General Counsel – Corporate (Facsimile No.: (412) 433-2964);
(b) if to the Collateral Agent or the Trustee, to it at U.S. Bank National Association, 225 West Station Square Drive, Suite 620, Pittsburgh, PA 15219, Attn: Corporate Trust Services (Facsimile No.: (412) 552-2323; e-mail: robert.pavlovic@usbank.com);
(c) if to the Initial Additional Authorized Representative, to it at [ ];
(d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address or facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and communications shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed or e-mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof.
SECTION 7.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Company, the Collateral Agent and each Authorized Representative then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by an Authorized Representative Joinder Agreement, and an Additional Authorized Representative may become a party hereto, in accordance with Article VI and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 7.13, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, or the incurrence of Additional First Lien Obligations of any Class, the Collateral Agent and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Authorized Representative or the Company, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are in form reasonably satisfactory to the Collateral Agent and each such Authorized Representative.
SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third-party beneficiaries of, this Agreement.
SECTION 7.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Company or any of its respective Subsidiaries.
SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 7.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, for itself and on behalf of its Related Secured Parties, irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 7.01;
(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 7.10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 7.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement (including Section 2.05 hereof) and the provisions of any of the First Lien Credit Documents, the provisions of this Agreement shall control.

SECTION 7.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Company, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Company, any other Grantor or any other Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 7.13. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Company shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
SECTION 7.14. Integration. This Agreement, together with the other First Lien Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other First Lien Credit Documents.
SECTION 7.15. Further Assurances. Each of the Collateral Agent, each Authorized Representative and the Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Collateral Agent or any Authorized Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
SECTION 7.16. Indenture and First Lien Credit Documents. In addition to the foregoing rights, in acting hereunder and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to it under the Indenture and in any First Lien Credit Document, all of which are incorporated by reference herein.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent,

by
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Authorized Representative for the Indenture Secured Parties,

by
Name:
Title:

[ ], as Initial Additional Authorized Representative,

by
Name:
Title:

UNITED STATES STEEL CORPORATION,
by

Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

SCHEDULE I to
PARI PASSU INTERCREDITOR AGREEMENT

Grantors

EXHIBIT II to
PARI PASSU INTERCREDITOR AGREEMENT

[FORM OF] ADDITIONAL AUTHORIZED REPRESENTATIVE AGENT JOINDER AGREEMENT NO. [ ] dated as of [ ], [ ] (this “Joinder Agreement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], [ ] (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among UNITED STATES STEEL CORPORATION, a Delaware corporation (the “Company”), the other GRANTORS party thereto, U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Indenture Secured Parties in its capacity as trustee under the Indenture (in such capacity, the “Trustee”), [ ], as the Authorized Representative for the Initial Additional Secured Parties (in such capacity, the “Initial Additional Authorized Representative”), and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto, as the Authorized Representative for any Secured Parties of any other Class.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
The Company and the other Grantors propose to issue or incur “Additional First Lien Obligations” designated by the Company as such in accordance with Article VI of the Intercreditor Agreement in an Officers’ Certificate delivered concurrently herewith to the Collateral Agent and the Authorized Representatives (the “Additional First Lien Obligations”). The Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of the Additional First Lien Obligations (the “Additional Secured Parties”).
The Additional Authorized Representative wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Authorized Representative” and “Secured Parties” thereunder.
Accordingly, the Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and the Company agree as follows, for the benefit of the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties:
SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Authorized Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Authorized Representative”, (b) agrees, for itself and on behalf of the Additional Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Additional First Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to an “Authorized Representative” or a “Secured Party”, and shall be subject to and bound by the provisions of the Intercreditor Agreement. The Intercreditor Agreement is hereby incorporated by reference.
SECTION 1.02. Representations and Warranties of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties that (a)

Exhibit I-1

it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) the Additional First Lien Documents relating to the Additional First Lien Obligations provide that, upon the Additional Authorized Representative’s execution and delivery of this Joinder Agreement, (i) the Additional First Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.
SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third-party beneficiaries of, this Agreement.
SECTION 1.04. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 1.05. Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 7.01 to the Intercreditor Agreement.
SECTION 1.07. Expenses. The Company agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.
SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.
[remainder of page intentionally blank]

Exhibit II-2

IN WITNESS WHEREOF, the Additional Authorized Representative and the Company have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ], AS ADDITIONAL AUTHORIZED REPRESENTATIVE,
by

Name:
Title:

Address for notices:

attention of:

Facsimile:

UNITED STATES STEEL CORPORATION,
by

Name:
Title:

Exhibit II-3

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, AS THE COLLATERAL AGENT,
by

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS THE AUTHORIZED REPRESENTATIVE FOR THE INDENTURE SECURED PARTIES,
by

Name:
Title:

[ ], AS THE [INITIAL] ADDITIONAL AUTHORIZED REPRESENTATIVE,
by

Name:
Title:

Exhibit II-4

EXHIBIT II to
PARI PASSU INTERCREDITOR AGREEMENT

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ] dated as of [ ], [ ] (this “Joinder Agreement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among UNITED STATES STEEL CORPORATION, a Delaware corporation (the “Company”), the other GRANTORS party hereto, U.S. Bank National Association, as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Indenture Secured Parties in its capacity as trustee under the Indenture (in such capacity, the “Trustee”), [ ], as the Authorized Representative for the Initial Additional Secured Parties (in such capacity, the “Initial Additional Authorized Representative”), and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto, as the Authorized Representative for any Secured Parties of any other Class.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
[ ], a [ ] [corporation] and a Subsidiary of Company (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.
The Additional Grantor wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.
Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agent, the Authorized Representatives and the Secured Parties:
SECTION 1.01. Accession to the Intercreditor Agreement.  The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.
SECTION 1.02. Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agent, the Authorized Representatives and the Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be third-party beneficiaries of this Agreement.
SECTION 1.04. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 1.05. Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit II-1

SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement.
SECTION 1.07. Expenses. The Grantor agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.
SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.
[remainder of page intentionally blank]

Exhibit II-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY],
by

Name:
Title:

Exhibit II-3